SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NATCO Group Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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NATCO GROUP INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2009

To Our Stockholders:

We are pleased to invite you to the 2009 Annual Meeting of Stockholders of NATCO Group Inc., a Delaware corporation, to be held at the principal executive offices of the Company, 11210 Equity Drive, Houston, Texas 77041, on the 19th day of May 2009 at 10:00 a.m., local time. At the meeting, stockholders will be asked to consider the following proposals:

(1)	To elect two Class II members to the Board of Directors;

(2)	To ratify the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2009;

(3)	To approve the NATCO Group Inc. 2009 Long-Term Incentive Compensation Plan (the “2009 Incentive Plan”); and

(4)	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Further information concerning the annual meeting is contained in the attached proxy statement.

You are entitled to vote only if you were a Company stockholder as of the close of business on March 20, 2009, the record date for the annual meeting. If you are a participant in the NATCO Group Profit Sharing and Savings Plan, your vote will constitute voting instructions to the Trustee of the plan concerning shares held in your account.

Your vote is important. On behalf of the Board of Directors, we urge you to vote as soon as possible to ensure your representation at the annual meeting. To vote your shares, you may use the enclosed proxy card or attend the meeting and vote in person. If you are a common stockholder, you also may vote using the Internet or telephone. Please review the instructions in the proxy statement or on the proxy card regarding each of these voting options.

Thank you for your continued support and interest in NATCO Group Inc.

Sincerely,

Katherine P. Ellis
Senior Vice President, Corporate Secretary & General Counsel

March 27, 2009

NATCO Group Inc.

11210 Equity Drive

Houston, Texas 77041

PROXY STATEMENT

for the

ANNUAL MEETING OF STOCKHOLDERS

This proxy statement and form of proxy are being first sent to stockholders on or about March 27, 2009.

GENERAL INFORMATION ABOUT THE MEETING AND YOUR VOTE

The following information is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NATCO Group Inc. to be voted at the annual meeting of stockholders of the Company, which will be held at the offices of the Company, 11210 Equity Drive, Houston, Texas 77041, in the first floor training center, on the 19th day of May 2009 at 10:00 a.m., local time.

What am I voting on at the annual meeting?

•	To elect two Class II members to the Board of Directors;

•	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009;

•	To approve the 2009 Incentive Plan; and

•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Who is entitled to vote at the annual meeting?

Stockholders at the close of business on March 20, 2009, the record date, are entitled to vote at the annual meeting. On March 20, 2009, there were outstanding 19,919,240 shares of common stock, par value $.01 per share, which constitute the only outstanding voting securities of NATCO. Each outstanding share of common stock is entitled to one vote. The holders of outstanding shares of common stock shall vote together as one class on all matters submitted to a vote of NATCO’s stockholders at the meeting.

Who can attend the annual meeting?

All NATCO stockholders as of the Record Date are invited to attend the annual meeting. If your shares are held in the name of a nominee (for example, through a bank or broker), you will need to bring a proxy or letter from that nominee that confirms you are the beneficial owner of those shares.

When will the proxy statement and proxy card be mailed to NATCO stockholders?

The proxy statement and proxy card will be mailed to NATCO stockholders on or about March 27, 2009.

How do I vote?

If your shares are registered in the name of a nominee, follow the instructions provided by your nominee to vote your shares. If your shares are registered in your name:

•	You may vote in person at the annual meeting.

•

You may vote by telephone. You may vote by telephone regardless of whether you receive your annual meeting materials through the mail or over the Internet. Simply follow the instructions on your proxy card or electronic access notification. If you vote by telephone, you should not vote over the Internet or mail in your proxy card.

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You may vote over the Internet. You may vote over the Internet regardless of whether you receive your annual meeting materials through the mail or over the Internet. Simply follow the instructions on your proxy card or electronic access notification. If you vote over the Internet, you should not vote by telephone or mail in your proxy card.

•

You may vote by mail. If you received a proxy card through the mail, simply complete and sign your proxy card and mail it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If no voting specification is made on your signed and returned proxy card, C. Andrew Smith or Katherine P. Ellis, the persons named as proxy holders on the proxy card, will vote FOR the election of the director nominees, FOR the ratification of KPMG LLP and FOR approval of 2009 Incentive Plan. If any other business is brought before the meeting, any unspecified proxies will be voted in accordance with the judgment of the proxy holders voting those shares. If you vote by mail, you should not vote by telephone or over the Internet.

What happens if additional matters are presented at the meeting?

Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason one or more of our nominees is not available as a candidate for director, the persons named as proxy holders may vote your proxy for such other candidate or candidates as the Board may nominate.

Can I change my vote once I vote?

Yes. You have the right to change or revoke your proxy at any time before the annual meeting by (1) notifying NATCO’s Corporate Secretary in writing to the address specified on the first page of this proxy statement, (2) returning a later-dated proxy card or (3) entering a later-dated telephone or Internet vote. You also may change or revoke your proxy by voting in person at the annual meeting. Please note that, if you hold your shares through the NATCO Group Profit Sharing and Savings Plan (the “NATCO 401(k) Plan”), any changes or revocations of voting instructions to the Trustee of the NATCO 401(k) Plan must be received by our proxy tabulator, BNY Mellon Shareowner Services or its agent, before midnight (Eastern daylight time) on May 15, 2009.

Who counts the vote?

A representative of BNY Mellon Shareowner Services will tabulate the votes and will act as the inspector of election.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation.

What shares are included in the proxy card?

Your proxy card represents all shares of NATCO common stock that are registered in your name and any shares you hold in the NATCO 401(k) Plan. If your shares are held through a nominee, you will receive either a voting instruction form or a proxy card from the nominee to vote your shares.

How will the Trustee of the NATCO 401(k) Plan vote?

Each participant in the NATCO 401(k) Plan will instruct the Trustee how to vote the shares of NATCO common stock credited to the participant’s account in each plan. This instruction also applies to a proportionate number of those shares of NATCO common stock allocated to participants’ accounts but for which voting instructions are not timely received by the Trustee. These shares are referred to as non-directed shares. Each participant who gives the Trustee such an instruction acts as a named fiduciary for the plan under the Employee Retirement Income Security Act of 1974, as amended.

What constitutes a quorum?

As of the record date, 19,919,240 shares of NATCO common stock were outstanding. A majority of the outstanding common stock present in person or by proxy at the annual meeting is required to constitute a quorum to transact business at the annual meeting or at any adjournment or postponement of the annual meeting. If you vote in person, by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum. Abstentions and broker non-votes will be treated as present for the purpose of determining a quorum but as unvoted shares for the purpose of determining the approval of any matter submitted to the stockholders for a vote. Abstentions and broker non-votes will have no effect on the election of directors or matters decided by a plurality vote.

If a quorum is not present, in person or by proxy, the meeting may be postponed or adjourned from time to time until a quorum is obtained. Each outstanding share of common stock entitled to vote under the provisions of the Company’s restated certificate of incorporation will be entitled to one vote on each matter submitted to a vote at the meeting.

What are broker “non-votes”?

Brokers have record ownership of shares that they hold in “street name” for their clients, who are the beneficial owners of such shares. Without voting instructions from their clients, brokers may vote such shares only on discretionary, or routine, matters such as uncontested director elections and ratification of independent registered accounting firms but not on non-discretionary, or non-routine, matters. Broker non-votes generally occur when shares held by a broker are not voted with respect to a non-routine proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. The proposal to approve the 2009 Incentive Plan is a non-routine matter. Therefore, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on this proposal, your broker will not be able to vote your shares on this proposal. We urge you to provide instructions to your broker so that your votes may be counted on the matter of approving the 2009 Incentive Plan.

What vote is required for passage of each of the proposals up for consideration at the annual meeting, and how are votes counted?

(1)	Election of directors – Under NATCO’s bylaws, the two nominees receiving the greatest number of votes will be elected as directors at the annual meeting.

(2)	Ratification of auditors – Submission of the appointment of KPMG LLP to NATCO’s stockholders is not required. However, the appointment will be deemed ratified if votes cast in its favor exceed votes cast against ratification.

(3)	Approval of 2009 Incentive Plan – The affirmative vote of the holders of a majority of votes cast on the proposal as contemplated by New York Stock Exchange rules is required for approval of the Company’s 2009 Incentive Plan.

In the election of directors, you may vote “FOR” either or both of the nominees or your vote may be “WITHHELD” with respect to either or both of the nominees. For the election of directors, votes withheld do not affect whether a nominee has received sufficient votes to be elected. A stockholder is not entitled to cumulate his or her votes and cast them all for any single nominee or to spread his votes, so cumulated, among more than one nominee.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, and abstaining has the same effect as a negative vote. For the purpose of determining whether the stockholders have approved the ratification of the independent registered public accounting firm, brokers may vote in their discretion and such votes are counted, both for the purpose of determining whether stockholders have approved the matter and for the purpose of determining the existence of a quorum. However, for the purpose of determining whether the stockholders have approved the Company’s 2009 Incentive Plan, shares held by brokers who have not received voting instructions from their clients are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum. Shares as to which voting instructions are given as to at least one of the matters to be voted on are also deemed to be represented. If the proxy states how the shares are to be voted, and in the absence of instructions by the stockholder, such shares will be deemed to be represented at the meeting.

Who will bear the cost of soliciting votes for the meeting?

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities other than reasonable out-of-pocket expenses directly related to such solicitation. We also have retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, a proxy soliciting firm, to assist in the solicitation of proxies for an estimated fee of $15,000, plus reimbursement of reasonable out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

Where can I find the voting results of the meeting?

We intend to announce preliminary voting results at the meeting. We will publish the final results in a press release or in our Quarterly Report on Form 10-Q for the second quarter of 2009. You can obtain a copy of the Form 10-Q by logging on to our website at http://www.natcogroup.com, by calling the Securities and Exchange Commission (the “SEC”) at 1-800-SEC-0330 for the location of the nearest public reference room, or through the SEC’s website at http://www.sec.gov.

How may I obtain the Company’s Form 10-K and other financial information?

A copy of our Annual Report on Form 10-K for the year ended December 31, 2008 is enclosed. Stockholders may request another free copy of our 2008 Form 10-K from:

NATCO Group Inc.

Attn: Investor Relations

11210 Equity Drive

Houston, TX 77041

(713) 849-7500

Alternatively, current and prospective investors can access the 2008 Form 10-K through the Investor Relations / SEC Filings page of our website at: http://www.natcogroup.com. We also will furnish any exhibit to the 2008 Form 10-K as specifically requested by a stockholder.

May I receive future stockholder communications over the Internet?

Yes. You may consent to access future stockholder communications (for example, annual reports, proxy statements and interim communications) from us or on our behalf over the Internet instead of receiving those documents in the mail. Providing such communications over the Internet will reduce our printing and postage costs and the number of paper documents you would otherwise receive. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification that will contain the Internet location of the material. There is no cost to you for this service other than charges you may incur from your Internet, telephone and/or cable provider. Once you give your consent, it will remain in effect until you inform us otherwise. To give your consent, if your shares are registered in your name, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the proxy card when you vote by mail. If your shares are registered in the name of a nominee, follow the directions provided by such nominee if this option is available. Paper copies of stockholder communications may be requested by contacting the Corporate Secretary at (713) 849-7500.

A copy of the list of stockholders entitled to vote at the annual meeting will be available for inspection by qualified stockholders for proper purposes at our principal executive offices (11210 Equity Drive, Houston, Texas 77041) during normal business hours beginning on May 9, 2009 and at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on Tuesday, May 19, 2009.

The Company’s 2009 Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2008 are also available at http://www.natcogroup.com. You may access your proxy materials on-line by logging on to http://www.natcogroup.com/Proxy09.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Proposal 1

Election of Directors

Our bylaws provide that the Board of Directors will be composed of between six and ten members. The Board currently has seven members serving in three classes who are elected by holders of our common stock, with three members in Class I, two members in Class II and two members in Class III. Class I, Class II and Class III directors each are elected for terms of three years, currently expiring in 2011, 2009 and 2010, respectively.

Keith K. Allan and George K. Hickox, Jr. currently serve as Class II directors. Mr. Allan and Mr. Hickox are nominated for election at the annual meeting to fill the expiring Class II positions on the Board of Directors. If elected, each will hold office for a three-year term expiring at the annual meeting of stockholders in 2012, and until his respective successor has been duly elected and qualified, or until his earlier resignation or removal.

In accordance with the Company’s restated certificate of incorporation, as amended, and bylaws, the affirmative vote of a plurality of the votes cast by holders of common stock entitled to vote in the election of directors at the annual meeting is required for the election of a nominee as director. Accordingly, abstentions and broker non-votes which are considered shares present at the meeting for the purpose of determining a quorum will have no effect on the election of directors.

The Board of Directors has no reason to believe that the nominees for election as directors will not be candidates or will be unable to serve, but if for any reason either nominee is unavailable as a candidate or unable to serve when the election occurs, the persons designated as proxy holders in the enclosed proxy card, in the absence of contrary instructions, will in their discretion vote the proxies for the election of a substitute nominee selected by the Board of Directors.

The Board of Directors recommends that you vote FOR the election of the nominees listed below under “Board of Directors—Nominees for Class II Directors for Three-Year Terms to Expire in 2012.”

Proposal 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has appointed KPMG LLP, an independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2009. KPMG LLP has audited our consolidated financial statements since 1989. In making its appointment of KPMG LLP as the Company’s independent registered public accounting firm, the Audit Committee considered, among other things, the firm’s capabilities with respect to satisfying the Company’s needs for international presence, continuity of engagement personnel, reputation, responsiveness and total cost of service. We are advised that no member of KPMG LLP has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee. See “Committee Reports—Audit Committee Report” for a discussion of KPMG LLP’s engagement, including its independence and fees paid by us to KPMG in 2007 and 2008.

Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the annual meeting. In accordance with NYSE rules, a proposal to ratify independent auditors is considered to be a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions within the time period specified in the voting instructions submitted by such brokerage firms. Abstentions, which will be counted as votes present for the purpose of determining a quorum, will have the effect of a vote against the proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the proxies designated in your proxy card intend to vote them for the ratification of the appointment of KPMG LLP as independent auditors.

The Board of Directors recommends a vote FOR ratification of this appointment. If a stockholder does not specify a choice on such stockholder’s proxy, properly completed proxies will be so voted.

In the event the appointment is not ratified, the Audit Committee will reconsider the appointment of KPMG LLP and may retain that firm or another independent registered public accounting firm without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders. Representatives of KPMG LLP are expected to be present at the annual meeting and will be offered the opportunity to make a statement if they desire to do so. The representatives of KPMG LLP also will be available to answer questions and discuss matters pertaining to the Reports of Independent Registered Public Accounting Firm contained in the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

Proposal 3

Approval of the 2009 Incentive Plan

The Board of Directors has adopted the 2009 Incentive Plan subject to stockholder approval. The plan provides for the issuance of up to an aggregate of 650,000 shares of common stock through stock option grants, incentive stock option grants, stock appreciation right grants, restricted stock awards, performance awards, phantom stock awards and bonus stock awards. Once approved by the stockholders, awards under the plan may be issued to eligible employees, consultants and directors of the Company and its affiliates.

Why We Believe You Should Vote for this Proposal

We believe our future success depends on our ability to attract, motivate and retain high quality employees and directors. The Board of Directors believes that approval of the 2009 Incentive Plan is a critical element to this end, particularly given the current uncertainty in the financial markets generally and the industry specifically.

The number of shares to be made available under the 2009 Incentive Plan is limited to roughly 70% of the number of shares approved by the Company’s stockholders in 2006 in order to minimize dilution and expenses borne by our stockholders. Our practice of granting awards broadly under previous plans is expected to continue thereby aligning employee interests with those of our stockholders. The new plan is critical because shares available under our existing plans are largely exhausted. In addition, the Company does not believe it is consistent with our compensation philosophy or in the best interest of the Company or our stockholders to consider re-pricing or other alternatives to alleviate issues related to the significant number of previously-issued employee and director options that carry exercise prices well above the current trading value of our stock.

In evaluating this proposal, stockholders should also consider the following key factors:

Our Executive Compensation Program is Aligned with Long-Term Stockholder Value. A significant portion of our compensation is performance oriented and “at risk” for our key employees. In 2008, bonus targets ranged from 33% to 50% of the total achievable cash compensation for our named executive officers. The achievement of these bonus targets is largely tied to the Company’s financial performance. As a result of our lower financial performance in 2008, bonus awards to our named executive officers were between 35% to 59% of the target bonus resulting in a significant reduction in their total cash compensation for the year. Additionally, options and awards previously issued under our incentive plans are “at risk” based upon our stock price. As a result of the downturn in our stock value in 2008, most of the option awards issued to our employees in 2008 and in prior years are underwater and the market value of previously issued full-value stock awards has significantly declined. Further, in 2008, the Company reversed the accrued liability for performance units which had been issued to executive officers in 2006 and 2007 after concluding that the performance criteria related to such units was unlikely to be achieved. We believe that future grants of equity awards through passage of the 2009 Incentive Plan will allow us to continue to support the alignment of our compensation program with long-term stockholder value.

Long-Term Incentive Compensation is a Key Component of Maintaining a Competitive Compensation Package. Our long-term incentive compensation is a key component in maintaining a total compensation package that is competitive within our industry. Earning long-term incentives through stock awards is a way to further align the interests of our employees and directors with the interest of our stockholders. Our program has resulted in an increase in stock ownership of our top executives who receive the highest portion of equity compensation. The Company uses guidelines which target long-term incentive compensation at the 50th percentile versus our peers. If the stockholders do not approve the 2009 Incentive Plan, the Company will have only 245,790 shares of Common Stock available for issuance to employees and directors under our previously approved plans. With any shortfall in available shares from which to grant stock awards, we would have to substantially revise our compensation philosophy and components to remain competitive with our peers. Other sources of compensation, including cash bonuses, are not likely to carry the same value in terms of long-term alignment of the interests of such persons with our stockholders’ interests and would divert cash or other resources useful for the development of our business.

The 2009 Incentive Plan is Important to Support Our Global Operations. In 2008, the Company hired several key managerial employees and issued 45,070 shares of restricted stock and options to purchase 51,800 shares to such new hires. Our managerial hiring needs in 2008 were primarily driven by our need to support our international business and the need to retain key employees in connection with our merger and acquisition activity. We also issued 75,000 shares of restricted stock in connection with the extension of employment of our Chief Executive Officer and Chief Operating Officer, which stock contains restrictions that lapse only upon the achievement of certain financial results for the Company. We believe that passage of the 2009 Incentive Plan is crucial to retaining and further incentivizing many of these key employees as we continue to support our global operations and the businesses we acquired.

Our Historical Equity Usage is In-Line with Industry Standards. We believe that our historic equity usage has been in line with industry norms on an aggregate basis. Dilution is equal to the sum of total equity awards outstanding and shares that remain available for grant under existing plans, divided by the sum of shares outstanding (calculated on a fully diluted basis assuming the exercise of all outstanding options) and shares that remain available for grant under existing plans. Assuming the 2009 Incentive Plan is approved by stockholders, the Company’s dilution level would be 7.7% (as calculated using outstanding awards and shares outstanding as of December 31, 2008) which we believe is a fairly low dilution rate in our industry. Burn rate is equal to total awards granted divided by the basic weighted average shares outstanding. For the years ended December 31, 2006, 2007 and 2008, our annual burn rate for shares underlying awards granted has ranged between 1.5% and 2.5%, with a three year average burn rate of 2%. The increase in our burn rate in 2008 includes options and restricted stock grants issued to new hires and restricted stock grants to retain our Chief Executive Officer and Chief Operating Officer (with restrictions tied to Company financial performance) which in the aggregate represent 35.5% of all grants made by the Company in 2008. Our target annual burn rate, which is based upon industry norms, is approximately 2% per year.

Our Share Repurchase Program has Benefitted our Stockholders Despite the Negative Impact in the Calculation of our Burn Rate. In 2008, the Company used excess cash to repurchase 319,774 shares of our common stock for $4.6 million. These repurchases represented 1.6% of the shares outstanding at December 31, 2009. The share repurchase program has been well received by stockholders even though it negatively impacts the calculation of our burn rate. Had we not made these repurchases, the Company’s burn rate for 2008 would have been 2.4%.

Provisions of the Plan are Designed to Protect Stockholder Interests. The 2009 Incentive Plan includes many provisions designed to protect stockholder interests and promote effective corporate governance including:

•	The number of shares available for issuance under the plan does not adjust based upon the number of outstanding shares of common stock;

•	Options and stock appreciation rights may not be priced at less than the fair market value of our common stock on the grant date;

•	Re-pricing of options and stock appreciation rights requires stockholder approval;

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The plan requires a minimum period for forfeiture restrictions to lapse and for ratable vesting of options and stock appreciation rights of three years for all time-based awards and one year for all performance-based awards, to the extent such awards may be paid in shares of our common stock;

•	Material amendments of the plan require stockholder approval; and

•	The plan is administered by an independent committee of our Board of Directors.

Summary of the 2009 Incentive Plan

The following summarizes information regarding the 2009 Incentive Plan and is qualified in its entirety by reference to the 2009 Incentive Plan attached as Appendix A to this proxy statement:

Term. If approved by stockholders, the 2009 Incentive Plan will be effective as of March 16, 2009, and options or stock awards under the 2009 Incentive Plan will be granted thereafter while the 2009 Incentive Plan is in effect.

Administration. The 2009 Incentive Plan shall be administered by the Governance, Nominating & Compensation Committee of the Board of Directors (the “GNC Committee”). The GNC Committee shall have the authority, in its discretion and subject to the express provisions of the 2009 Incentive Plan, to determine which employees, consultants or directors shall receive an award, the time or times when such awards shall be made, the type of award that shall be made, the number of shares to be subject to any option, restricted stock award or bonus stock award, the number of shares subject to or the value of any performance award and the value of any phantom stock award. In making these determinations, the committee shall take into account the nature of services rendered by the employee, consultant or director, their present and potential contribution to the Company’s success and such other factors as the committee in its discretion shall deem relevant, including competitive market data on compensation. The relative benefits or amounts that will be received by or allocated to the various categories of eligible participants under the 2009 Incentive Plan are not currently determinable. In addition, the GNC Committee shall have powers as delegated to it by the 2009 Incentive Plan, including to: (a) construe the 2009 Incentive Plan and the related agreements; (b) prescribe rules and regulations related to the 2009 Incentive Plan; (c) determine the terms, restrictions and provisions of the agreement related to any award; and (d) make all other determinations necessary or advisable for administering the 2009 Incentive Plan. The GNC Committee may correct any defect or supply any omission or reconcile any inconsistency in the 2009 Incentive Plan or in any agreement relating to an award in the manner and to the extent it shall deem expedient to carry it into effect. The GNC Committee is authorized under the plan to delegate its powers to administer the plan and make awards under the plan to the Company’s CEO, so long as the CEO is a member of the Board of Directors, except with respect to individuals who are subject to Section 16 of the Securities Exchange Act of 1934 and to other limitations that may be implosed by the GNC Committee.

Eligibility. The GNC Committee may only grant awards under the plan to persons who, at the time of grant, are employees, consultants or non-employee directors of the Company or its affiliates. Because the plan is discretionary, the actual number of individuals who will receive an award under the plan cannot be determined in advance. As of December 31, 2009, 2,593 employees (including 13 executive officers), 303 consultants and 5 non-employee directors were potentially eligible to participate in the plan.

Shares Subject to the Plan. The plan provides for the issuance of up to an aggregate of 650,000 shares of common stock through stock option grants, incentive stock option grants, restricted stock awards, performance awards, phantom stock awards and bonus stock awards. The closing price of our common stock on the New York Stock Exchange on March 20, 2009 was $18.87. Shares of common stock underlying grants awarded under the plan will again be available for future grants under the plan if (1) the awards relative to such shares lapse or otherwise terminate without the delivery of underlying shares, or (2) such shares are forfeited back to the plan after issuance, surrendered in payment of the exercise or purchase price of an award or withheld for payment of applicable employment taxes or withholding obligations associated with an award.

Types of Awards. Awards to employees, consultants or directors may be in the form of:

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options to purchase a specified number of shares of common stock at a specified price, which may be either incentive stock options intended to comply with section 422 of the Internal Revenue Code, or nonqualified stock options that do not comply with section 422;

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stock appreciation rights (SARs) which are rights to acquire common stock, or in the GNC Committee’s discretion, cash having an aggregate value equal to the then excess of the fair market value of the shares with respect to which the right is exercised over the exercise price, and which, if granted in tandem with options, are rights to surrender optioned shares in exchange for the payment in an amount of the fair market value of the shares for which the option is surrendered over the exercise price;

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restricted stock awards, whereby common stock is reserved for an individual for a specified vesting period until certain forfeiture restrictions lapse, which restrictions may lapse upon (1) attainment of one or more performance measures; (2) continued employment with the Company for a specified period of time; (3) occurrence of any event or satisfaction of any other condition specified by the GNC Committee; or (4) a combination of the foregoing.

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performance awards, whereby an award of a specified number of shares of common stock or a specified dollar value may be granted based upon the attainment of certain performance criteria as designated by the GNC Committee, which may relate to one or more of the following: (1) the price of the Company’s common stock; (2) the Company’s earnings per share; (3) the Company’s market share; (4) the market share of a business unit of the Company as designated by the GNC Committee; (5) the Company’s sales; (6) a business unit’s sales; (7) net income (before or after taxes) of the Company; (8) cash flow return on investment of the Company or a specified business unit; (9) earnings before or after interest, taxes, depreciation and/or amortization of the Company or a business unit; (10) the economic value added; (11) return on stockholders’ equity achieved by the Company; (12) total stockholders’ return achieved by the Company; (13) return on capital employed; (14) return on assets; or (15) an arithmetically weighted combination of any of the foregoing;

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phantom stock awards, which are rights to receive shares of common stock (or the fair market value thereof) or an amount equal to any appreciation or increase in the fair market value of common stock over a specified period, which vest over a period of time as established by the GNC Committee, without satisfaction of any performance criteria or objectives; or

•

bonus stock awards, which are unrestricted shares of our common stock that are subject to such terms and conditions as the GNC Committee may determine (including the purchase price therefore, if any) and which need not be subject to performance criteria or objectives or forfeiture.

Any awards made pursuant to these arrangements will be governed by an agreement between the individual and the Company, and shall incorporate terms and provisions deemed appropriate by the GNC Committee. The terms and provisions of these agreements need not be identical. The plan specifies minimum vesting requirements for options and SARs, requiring vesting occurring no sooner than ratably over a three year period from the award date. For other awards, if subject to performance criteria, the awards may not be paid within one year from date of grant, and if subject to tenure-based vesting, the awards may not provide for vesting on a basis more rapid than ratably over a three year period from the award date. These vesting requirements are subject to the GNC Committee’s discretion to accelerate vesting only in the event of a corporate change, death, disability or, in the case of awards other than performance awards, retirement.

Award Limitations. The maximum number of shares of common stock that may be issued under the plan through restricted stock awards and performance awards is 325,000 and through incentive stock options is 650,000. The maximum number of shares that may be issued under the plan subject to options, restricted stock awards and performance awards denominated in shares of common stock granted to any one individual during any calendar year may not exceed 150,000 and the maximum amount of compensation that may be paid under all performance awards denominated in cash (including the fair market value of any shares of common stock paid in satisfaction of such performance awards) granted to one individual during any calendar year may not exceed $5,000,000. Any payment due with respect to a performance award shall be paid no later than 10 years after the date of grant of such performance award. The individual limits described herein must be applied in a manner that will permit compensation generated under the plan to constitute “performance-based” compensation for purposes of section 162(m) of the Internal Revenue Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) and applicable interpretive authority, any shares subject to options that are canceled or re-priced.

Adjustments. The plan provides that if the Company affects a subdivision or consolidation, or a payment of a stock dividend without receipt of consideration, on the shares of our common stock subject to an award, the number and purchase price of shares subject to the award will proportionally adjust. If the Company recapitalizes, reclassifies or otherwise changes its capital structure, outstanding awards will be adjusted such that the award will cover the number and class of shares to which the holder would have been entitled if such holder had been the record holder of the shares of such award immediately prior to the recapitalization, reclassification or other change in the Company’s capital structure. For the events described above, the aggregate number of shares available under the plan bay also be appropriately adjusted by the GNC Committee.

Corporate Change. The plan provides that, if any of several specified corporate changes should occur, the GNC Committee must, in its discretion, effect one or more of the following alternatives in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan: (1) accelerate the vesting of outstanding options or SARS; (2) require the surrender of outstanding options or SARs in exchange for a cash payment based on a formula specified in the plan; or (3) make adjustments to outstanding options or SARs to reflect the corporate change. In addition, the committee may provide that any forfeiture restrictions with respect to restricted stock awards shall lapse upon the occurrence of a corporate change. For these purposes, the specified corporate changes are: (a) a merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of an entity); (b) a sale, lease or exchange of all or substantially all of the Company’s assets; (c) the adoption by the Company’s stockholders of a plan of liquidation and dissolution; (d) the acquisition by a person or group of beneficial ownership of more than 50% of the Company’s outstanding capital stock (measured by voting power); or (e) an election contest in which individuals who were, prior to the election, directors of the company cease to constitute a majority of the Company’s Board.

Amendment. The Board of Directors may terminate the plan at any time with respect to any shares for which an award has not previously been made. The Board of Directors may alter or amend the plan or any part thereof; provided that (1) the consent of an award recipient is required to change an award in way that would impair the rights of such recipient and (2) the consent of our stockholders is required to increase the maximum aggregate number of shares of common stock that may be issued under the plan, change the class of individuals eligible to receive awards under the plan, amend any outstanding option or SAR to lower the exercise price, or cancel and replace any outstanding option or SAR with an option or SAR having a lower exercise price, or amend or delete provisions specifying required minimum vesting periods, except in the case of death, disability, retirement or corporate change.

US Federal Income Tax Consequences

The anticipated federal income tax consequences for the different types of awards granted under the 2009 Incentive Plan, based on current federal income tax law, are briefly summarized below. This summary is not intended to be exhaustive or to describe consequences under a participant’s particular tax circumstances. Among other things, it does not address possible local, state or foreign tax consequences. The following is not intended as personal tax advice to any individual participant, who should consult his or her own tax advisors.

Incentive Stock Options. In general, the value of an incentive stock option is not included in the participant’s income at the time of grant, and the participant does not recognize income on exercise of an incentive stock option for the purpose of computing regular income tax. However, when calculating income for alternative minimum tax purposes, the excess, if any, of the fair market value of the shares acquired over the exercise price (spread) generally will be considered part of income. However, if the participant exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares. When the participant sells shares of common stock received through the exercise of an incentive stock option, all gain or loss on the sale of the shares will be treated as capital gain or loss, as long as the participant has held the shares for one year after exercise and two years after grant of the option (holding period). In that instance, the Company will not be entitled to a deduction. If the participant has held the shares of common stock for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss. If the participant disposes of common stock received through the exercise of an incentive stock option before the holding period has expired (disqualifying disposition), the participant will be treated as having received, at the time of the disposition, compensation taxable as ordinary income. In such event, subject to the application of Section 162(m) of the Internal Revenue Code as discussed below, the Company will be entitled to a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the participant. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise period. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Non-Qualified Stock Options and SARs. In general, the value of a non-qualified stock option (whether or not including a SAR) is not included in the participant’s income at the time of grant. Upon exercise, the difference between the exercise price of the non-qualified stock option and the fair market value of the shares of common stock on the date of exercise generally will be recognized as ordinary income, subject to federal income tax withholding. In the case of the exercise of a SAR, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of any shares distributed to the participant. Upon the exercise of a non-statutory stock option or SAR and subject to the application of Section 162(m) of the Internal Revenue Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the participant assuming any federal income tax reporting requirements are satisfied. When the participant sells the shares of common stock received through the exercise of the non-qualified stock option or SAR, all further gain on the sale will be characterized as capital gain or loss. If the participant has held the shares of common stock for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss.

Phantom Stock Awards and Performance Awards Denominated in a Set Dollar Value. There generally are no federal income tax consequences to the participant or the Company upon grant of a phantom stock award or performance award denominated in a set dollar value. When a phantom stock award or such a performance award is paid in cash or shares of our common stock, the participant will recognize ordinary income equal to the cash received and the fair market value of any shares received. The income will generally be ordinary income, subject to federal income tax withholding. The Company will generally be entitled to a corresponding tax deduction, subject to the application of Section 162(m) of the Code, as discussed below. When the participant sells shares acquired pursuant to such an award, the participant will recognize gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant’s tax basis in the shares, which is the amount of ordinary income recognized by the participant at the time the award was settled. The gain or loss will be a capital gain or loss if the stock is held as a capital asset. Any dividend equivalents paid with respect to a performance award or a phantom stock award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Section 162(m) of the Internal Revenue Code as discussed below, deductible as such by us.

Restricted Stock Awards and Performance Shares. Generally, the participant will not recognize income upon the grant of a restricted stock award or an award of performance shares and we will not be entitled to a deduction at that time, assuming the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the shares subject to the award are either transferable or no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares, less any amount paid for the shares. At that time, the Company generally will be entitled to a deduction, subject to the application of Section 162(m) of the Code, as discussed below. After any grant of a restricted stock award or issuance of any performance shares, the participant can elect under Section 83(b) of the Code to recognize ordinary income in an amount equal to the fair market value of the shares. In this event, the Company will have a corresponding deduction. If the participant elects such early taxation under Section 83(b), there is no further income recognition at the time the restrictions lapse, and the Company will not be entitled to any additional deduction. In this case, gain or loss recognized by the participant upon later sale of the shares will be capital gain or loss. If the participant makes the election but the shares subject to the award are forfeited, the participant will not be entitled to the tax loss, except as to any amounts paid for the shares.

Bonus Stock Awards. A participant who has been granted a bonus stock award will realize taxable income at the time of the grant and, subject to Section 162(m) of the Internal Revenue Code, we will be entitled to a deduction at that time. Assuming there are no forfeiture or transfer restrictions and that no payment is required in respect of such awards, the amount of the taxable income and our deduction (subject to Section 162(m)) will be equal to the fair market value of our common stock subject to the award on the date of the grant.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its principal executive officer or any of its three highest-paid officers (excluding the principal executive officer and the principal financial officer). However, compensation that qualifies under Section 162(m) of the Internal Revenue Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Internal Revenue Code and the regulations thereunder, our ability to deduct compensation income generated in connection with the exercise of stock options and stock appreciation rights granted under the 2009 Incentive Plan should not be limited by Section 162(m) of the Internal Revenue Code. Further, we believe that compensation income generated in connection with performance awards granted by the GNC Committee under the 2009 Incentive Plan should not be limited by Section 162(m) of the Internal Revenue Code. The plan has been designed to provide flexibility with respect to whether restricted stock awards will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and, therefore, be exempt from the deduction limit. Restricted Stock awards that are intended to be exempt as “performance based” compensation are referred to in this paragraph as performance shares. Assuming no election is made under Section 83(b) of the Internal Revenue Code, if the forfeiture restrictions relating to a performance share award are based solely upon the satisfaction of one of the performance criteria set forth in the plan, then we believe that the compensation expense relating to such an award will be deductible by us if the performance share becomes vested. However, compensation expense deductions relating to performance awards will be subject to the Section 162(m) deduction limitation if the award becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control or vesting based upon continued service with us). Compensation income generated in connection with phantom stock awards and bonus stock awards will be subject to the Section 162(m) deduction limitation.

The 2009 Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code.

Inapplicability of ERISA

Based upon current law and published interpretations, we do not believe the 2009 Incentive Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

The specific individuals who will be granted awards under the 2009 Incentive Plan and the type and amount of any such awards will be based on the discretion of the GNC Committee, subject to annual limits on the maximum awards that may be awarded to any individual as described above. Accordingly, future awards to be received by or allocated to particular individuals under the 2009 Incentive Plan are not presently determinable.

Equity Compensation Plan Information

The following table summarizes the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2008:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	745,738	$31.98	270,790
Equity Compensation Plans Not Approved by Security Holders	0	0	0
Total	745,738	$31.98	270,790

Recommendation

Under New York Stock Exchange rules, the approval of the 2009 Incentive Plan requires an affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the voting power of the total outstanding shares of common stock, which is referred to as the “Outstanding Votes.” Votes “FOR,” “AGAINST,” and abstentions count as votes cast, while broker non-votes do not count as votes cast but count as Outstanding Votes. Accordingly, the total sum of votes “FOR,” plus votes “AGAINST,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total Outstanding Votes. Further, the number of votes “FOR” the proposal must be greater than 50% of the NYSE Votes Cast. Thus, abstentions have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Consequently, broker non-votes could impair our ability to satisfy the requirement that the NYSE Votes Cast represent over 50% of the Outstanding Votes. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the proxies designated in your proxy card intend to vote them for the approval of the 2009 Incentive Plan.

The Board of Directors recommends a vote FOR approval of the 2009 Incentive Plan.

BOARD OF DIRECTORS

Nominees for Class II Directors for Three-Year Terms to Expire in 2012

Information concerning the nominees for election as directors at the annual meeting, including each nominee’s age as of March 15, 2009, position with the Company and business experience during the past five years follows.

Class II Directors

Keith K. Allan, 68. Director since February 1998. Mr. Allan has served as Chair of the Health, Safety & Environment Committee (the “HSE Committee”) since July 2005, and as an Audit Committee member since 1998. He was Chair of the Audit Committee from 1998 to May 2005. Mr. Allan was a Director of NATCO (U.K.) Ltd. from October 1996 to January 1998. From February 1993 to August 1996, he was Technical Director in the North Sea for Shell U.K. Exploration and Production. From 1965 to February 1993, he served in a number of positions for Royal Dutch/Shell Group.

George K. Hickox, Jr., 50. Director and member of the Audit Committee since November 1998. He served as Chairman of the GNC Committee from September 2004 to May 2005. Mr. Hickox was Chairman and Chief Executive Officer of The Wiser Oil Company, a publicly-traded, independent oil and gas exploration and production company, from May 2000 to June 2004. He has been a member of Heller Hickox & Co., a company specializing in energy investments, since September 1991. Mr. Hickox formerly served as a Director of The Cynara Company prior to its acquisition by NATCO in November 1998. He presently serves as an officer or director of several privately-held companies.

Continuing Directors

The following sets forth information concerning the Class I and Class III directors of the Company whose present terms of office will expire at the 2011 and 2010 annual meetings of stockholders, respectively.

Class I Directors

John U. Clarke, 56. Chairman of the Board since July 2004 and Chief Executive Officer since December 2004. Mr. Clarke has served as a Director of NATCO since February 2000, served as Chairman of the GNC Committee from December 2002 to September 2004 and was interim Chief Executive Officer of NATCO from September 2004 to December 2004. Prior to such time, from May 2001, Mr. Clarke served as President of Concept Capital Group, a financial and strategic advisory firm originally founded by Mr. Clarke in 1995.

Thomas C. Knudson, 62. Director and member of the GNC Committee since April 2005; Chair of the GNC Committee since May 2005; member of the HSE Committee since July 2005. Mr. Knudson serves as President of Tom Knudson Interests LLC, providing consulting services in the areas of energy, sustainable development and leadership. From 1975 to his retirement in January 2004, Mr. Knudson served in various capacities with ConocoPhillips Inc., including Senior Vice President and member of the executive and management committees of Conoco and ConocoPhillips from 2000 to January 2004, Chairman and Chief Executive Officer of Conoco Exploration Production Europe Ltd. from 1997 to 2000 and Vice President, Conoco Natural Gas and Gas Products from 1994 to 1997. Mr. Knudson is the non-executive Chairman of the board of directors of Bristow Group, Inc., a provider of helicopter transportation services to the offshore oil and gas industry and a director and member of the compensation committee of MDU Resources Inc., a provider of natural resource products and related services to the energy, construction materials and utility resources industries.

Patrick M. McCarthy, 63. Director since February 1998, President since December 1997 and Chief Operating Officer since June 2006. Mr. McCarthy served as Executive Vice President of NATCO, with marketing and operations responsibilities, from November 1996 to December 1997 and as Senior Vice President–Marketing from June 1994 to November 1996. Prior to joining us in June 1994, Mr. McCarthy was Vice President–Worldwide Oil and Gas at ABB Lummus Crest, an engineering and construction company.

Class III Directors

Thomas R. Bates, Jr., 59. Director and member of the GNC Committee since March 2003; and member of the HSE Committee since July 2005. Mr. Bates has served as Managing Director of Lime Rock Management LP, Houston, Texas, an energy-focused private equity firm, since October 2001. Mr. Bates previously served as Senior Vice President, then President, of the Discovery Group of Baker Hughes, Inc. from June 1998 to January 2000, as CEO and President of Weatherford Enterra, Inc. from June 1997 to May 1998 and as President of the Anadrill Division of Schlumberger Ltd. from March 1992 to May 1997. Mr. Bates currently serves as a director and member of the nominating and governance, and compensation committees of Hercules Offshore, Inc., a provider of offshore drilling and liftboat services, as a director, lead director and member of the audit, compensation, and nominating committees of T-3 Energy Services, Inc., a provider of oilfield products and services, and as a director of Reservoir Exploration Technologies ASA (Norway), a provider of geophysical services. He also serves as a Director of several privately-held companies.

Julie H. Edwards, 50. Director and member of the Audit Committee since December 2004, and Chair of the Audit Committee since May 2005. Mrs. Edwards served as Senior Vice President of corporate development for Southern Union Company, an entity involved in the transportation, distribution and storage of natural gas in the US, from November 2006 to January 2007. She was Senior Vice President and Chief Financial Officer of Southern Union from July 2005 to November 2006. Mrs. Edwards was Executive Vice President-Finance and administration and Chief Financial Officer of Frontier Oil Corp. from April 2000 to June 2005, Senior Vice President and Chief Financial Officer of Frontier from August 1994 to April 2000, and Vice President, Secretary and Treasurer from March 1991 to August 1994. Previously, she had worked at Smith Barney, Harris Upham & Co., Inc., in corporate finance, and had worked in the oil and gas industry as a geologist. Mrs. Edwards also is a Director and a member of the compensation and nominating & corporate governance committees of Noble Corp., a provider of diversified drilling services for the oil and gas industry, and a Director and member of the audit and corporate governance committees of ONEOK, Inc., a natural gas company.

Director Compensation

Directors who are our employees do not receive a retainer or fees for service on the Board or any of its committees.

The GNC Committee considered director compensation on May 7, 2008, and, based on a review of peer company board compensation using published reports and market data, recommended no change in non-employee director compensation. The Company currently pays independent directors an annual retainer of $40,000 and a fee of $1,500 per meeting for attendance at each meeting of the Board and its Committees (including telephonic meetings). Chairs of the Audit, GNC and HSE Committees are paid an additional annual retainer of $15,000, $10,000 and $6,000, respectively.

Pursuant to the Company’s stock incentive plans, on June 30, 2008 the Company granted 2,500 restricted shares to each of its five independent directors. These restricted shares vest 100% on June 30, 2011, but are forfeitable if service discontinues prior to this date (other than for death, disability or retirement on reaching age 68). The restrictions shall lapse automatically in the event of a change in control. The Company will recognize expense of $344,660 related to these grants ratably over the vesting period. Directors also are reimbursed for reasonable out-of-pocket expenses related to the performance of their duties as directors. A summary of compensation earned by our nonemployee directors for their service during 2008 is set forth below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Keith K. Allan	$89,500	$68,932	(2)	$158,432
Thomas R. Bates, Jr.	$79,000	$68,932	(2)	$147,932
Julie H. Edwards	$104,500	$68,932	(2)	$173,432
George K. Hickox, Jr.	$80,500	$68,932	(2)	$149,432
Thomas C. Knudson	$89,000	$68,932	(2)	$157,932

(1)	Represents amortization for 2008 of the award date fair value computed in accordance with Statement of Financial Accounting Standards No. 123R. An aggregate of 12,500 and 12,500 shares of restricted stock whose value is reported in the table above were awarded under the Company’s stock incentive plans on June 1, 2007 and June 30, 2008, respectively. Restrictions on the 2007 awards lapsed on June 1, 2008. Restrictions on the 2008 awards will lapse on June 30, 2011, provided the recipient has continuously served as a director of the Company since the award date, and subject to the possibility of earlier lapse pursuant to applicable award agreement or incentive plan. Notwithstanding the foregoing, the restrictions shall lapse on the recipient’s termination from the Board due to his death, disability (as determined by the GNC Committee) or retirement from the Board on or after the attainment of the age of 68, or upon the occurrence of a change in control. At December 31, 2008, there were outstanding 2,500 shares of restricted stock issued to each nonemployee director then serving, as to which restrictions had not then lapsed.
(2)	The aggregate amount of perquisites or other personal benefits for each director during 2008 is less than $10,000.

CORPORATE GOVERNANCE

Director Independence

Under rules adopted by the New York Stock Exchange, or NYSE, no Board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. The Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director’s relationship with the Company, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. In its determination of independence, the Board of Directors reviews and considers all relationships and transactions between each director, his or her family members or any business, charity or other entity in which the director has an interest, on the one hand, and the Company, its affiliates or entities in which a member of the Company’s senior management has an interest, on the other. The Board also considers ownership of the Company’s stock. As a result of its independence reviews, the Board of Directors has affirmatively determined that Mr. Allan, Mr. Bates, Mrs. Edwards, Mr. Hickox and Mr. Knudson are independent from the Company and its management, both for purposes of Board service and service on each of the Board’s committees. Mr. Clarke and Mr. McCarthy are executives of the Company, and, therefore, are not independent.

Board and Committee Meetings; Annual Meeting Attendance

The Board of Directors currently has three standing committees: the Audit Committee, the GNC Committee and the HSE Committee. During 2008, the full Board of Directors held 10 meetings (at which the non-management directors also held executive sessions), the Audit Committee held 13 meetings, the GNC Committee held 8 meetings and the HSE Committee held 2 meetings. Each director attended at least 80% of the meetings of the Board and 100% of the meetings of the committees of the Board on which he or she served. While all directors are encouraged to attend the annual meeting of stockholders, the Board does not have a policy on Board member attendance at such meeting. All of our directors attended the 2008 annual meeting of stockholders.

Audit Committee; Audit Committee Financial Expert

The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Audit Committee are Mrs. Edwards (Chair), Mr. Allan and Mr. Hickox. All three members are “independent” and qualified to serve on the Audit Committee under the standards of the NYSE and applicable securities laws and regulations, including Rule 10A-3 under the Exchange Act. In addition, the Board of Directors has determined that Mrs. Edwards is an “audit committee financial expert” as defined in applicable federal securities laws and regulations. The charter of the Audit Committee, which was revised and adopted by the Board in February 2009, contains a detailed description of the Audit Committee’s duties and responsibilities. Under the charter, the Audit Committee has been appointed by the Board to assist in overseeing: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s independence, qualifications and performance and (4) the performance of the Company’s internal audit function. The Audit Committee also has direct responsibility for the appointment, compensation and retention of the Company’s independent registered public accounting firm. A copy of the charter may be obtained as described under “—Obtaining Copies of Committee Charters, Our Business Ethics Policies or Other Governance Documents.”

Governance, Nominating & Compensation Committee

The GNC Committee serves as the Company’s standing nominating and compensation committee. Its members are Mr. Knudson (Chair), Mr. Bates and Mrs. Edwards. Each of Mr. Knudson, Mr. Bates, and Mrs. Edwards have been determined by the Board to be “independent” and qualified to serve on the GNC

Committee under NYSE standards and applicable securities laws and regulations, including Rule 16b-3 under the Exchange Act and Section 162(m) under the Internal Revenue Code. Each person who served on the committee in 2008 was a non-management director. The GNC Committee adopted a revised charter that was approved by the Board in February 2007. A copy of the charter may be obtained as described under “—Obtaining Copies of Committee Charters, Our Business Ethics Policies or Other Governance Documents.”

The GNC Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to governance, nomination of directors and executive compensation. In fulfilling its governance and nominating role, the committee assists the Board in identifying individuals qualified to become Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines. In fulfilling its compensation role, the committee assists the Board in assuring that the senior executives of the Company and its subsidiaries are compensated effectively, in a manner consistent with the stated compensation strategy of the Company, internal equity considerations, competitive practice and the requirements of applicable law, regulations and rules of applicable regulatory bodies.

Health, Safety & Environment Committee

The HSE Committee was formed in May 2005 to assist the Board of Directors in fulfilling its responsibilities to provide global oversight and support of the Company’s health, safety and environmental policies, programs and initiatives. Its three members are Mr. Allan (Chair), Mr. Bates and Mr. Knudson. Members of the HSE Committee are not required to be independent directors.

The HSE Committee functions under a revised charter adopted by the Board of Directors in February 2007. A copy of the charter may be obtained as described under “—Obtaining Copies of Committee Charters, Our Business Ethics Policies or Other Governance Documents.” Under the charter, the responsibilities and common recurring activities of the committee in carrying out its purpose include: reviewing the status of the Company’s health, safety and environmental policies, including processes to ensure compliance with applicable laws and regulations; reviewing the Company’s health, safety and environmental performance to determine consistency with policies and goals; reviewing and providing input to the Company on the management of current and emerging health, safety and environmental issues; and reporting periodically to the Board of Directors on health, safety and environmental matters affecting the Company.

Compensation Committee Interlocks and Insider Participation

During 2008, the GNC Committee consisted of three members. Mr. Knudson (Chair), Mr. Bates and Mrs. Edwards served for the full year. Each person who served on the GNC Committee during 2008 was an independent, non-management director. There were no GNC Committee interlock relationships or insider participation in compensation arrangements during the year ended December 31, 2008.

Selection of Nominees for the Board of Directors

The GNC Committee assists the Board in identifying individuals qualified to become Board members and selecting, or recommending that the Board select, such individuals as the director nominees for election at the annual meetings of stockholders or for appointments to fill vacancies. In evaluating the suitability of potential directors, the GNC Committee takes into account many factors, including the candidate’s general understanding of marketing, finance or other elements relevant to the success of a publicly traded company in today’s business environment, understanding of the Company’s business on an operational level, education and professional background and availability and willingness to devote time to Board duties. The GNC Committee also evaluates each individual in the context of the Board as a whole, with the objective of having a Board that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound business judgment using its diversity of experience in these various areas.

In the event that the GNC Committee or the Board identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board, the GNC Committee will initiate a search process and keep the Board apprised of progress. Alternatively, if a potential Board member meeting the requirements of the Board is identified by a member of the Board or management, the GNC Committee will consider such proposed candidate and will evaluate the qualifications and independence of such candidate, and the needs of the Board. The GNC Committee may seek input from members of the Board, the Chief Executive Officer and other members of management and, if deemed necessary or desirable, retain a search firm. In addition, as a matter of policy, the GNC Committee will consider candidates for Board membership properly recommended by stockholders. The initial candidate or candidates, including anyone recommended by a stockholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board will then be reviewed and evaluated by the GNC Committee. The evaluation process for candidates recommended by stockholders is not different from that for candidates recommended by any other source.

To be considered by the GNC Committee, a stockholder recommendation for a nominee must be made by written notice to the Chair of the committee and the Corporate Secretary of the Company, containing, at a minimum, the name, appropriate biographical information and qualifications of the nominee and other information required in the Company’s bylaws as described under “Miscellaneous—Stockholder Proposals for the 2010 Annual Meeting” below. In considering stockholder recommendations for nominees, the GNC Committee may request additional information concerning the nominee or the applicable stockholder or stockholders. The bylaws of the Company permit stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Board. To nominate a director using this process, the stockholder must follow certain procedures required by the bylaws that are described under “Miscellaneous—Stockholder Proposals for the 2010 Annual Meeting” below.

Candidates nominated for election or re-election to the Board of Directors should possess the following qualifications:

•	personal characteristics:

•	high personal and professional ethics, integrity and values;

•	an inquiring and independent mind; and

•	practical wisdom and mature judgment;

•

broad training and experience at the management or policy-making level in business, government, education or technology that has provided the candidate with an appreciation of major issues relevant to the Company;

•	expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained;

•	willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;

•	commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations;

•	willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•	involvement only in activities or interests that do not create a conflict with the director’s responsibilities to the Company and its stockholders.

The GNC Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time and shall periodically review and update the criteria as deemed necessary. Diversity in personal background for the Board as a whole may be taken into account in considering individual candidates.

During 2008, the Company did not name any new directors, nor did it pay any third party to identify or to assist in the evaluation of any candidate for election to the Board. The Company did not receive any stockholder recommendations or nominations for the Board for election at the 2009 annual meeting, except the nominations made by the Board that includes members who are stockholders. All of the nominees for election at the 2009 annual meeting are current members of the Board.

Code of Business Conduct and Ethics

In July 2008, the Board of Directors adopted a revised NATCO Group Inc. Business Ethics Policy, which meets the requirements of a code of ethics under applicable federal securities laws and regulations and NYSE listing standards. The revised policies simplified the wording of our prior policies, but did not substantially change the requirements applicable to our personnel. Our current and prior policies are posted on our website. They also may be obtained as discussed under “—Obtaining Copies of Committee Charters, Our Business Ethics Policies or Other Governance Documents.” Changes in and waivers to the Business Ethics Policy for the Company’s directors, executive officers and certain senior financial officers will be posted promptly on the Company’s website and maintained for at least twelve months.

Executive Sessions of the Board of Directors and the Presiding Director

At each regularly scheduled Board meeting, the Company’s non-management directors hold executive sessions at which the Company’s management is not in attendance. The presiding director at these sessions is the Chair of the GNC Committee, currently Mr. Knudson.

Stockholder Communications; Reporting Concerns Regarding Accounting Matters

Stockholders and other interested parties may communicate directly with the Company’s Board, non-management directors or presiding director by sending a written communication appropriately addressed in care of the Company’s Corporate Secretary at the address indicated on the first page of this proxy statement.

Anyone who has a concern about the Company’s conduct, accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Company’s management, Board of Directors, independent directors or Audit Committee. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing or reported by phone to special addresses or any of the toll-free phone numbers published on NATCO’s website, http://www.natcogroup.com, under the Investor Relations/Corporate Governance section.

All such concerns will be forwarded to the appropriate directors for their review, with concerns related to audit or accounting matters to be forwarded to the Audit Committee. All reported concerns will be simultaneously reviewed and addressed by the Company’s General Counsel, Chief Compliance Officer or a designee. The status of all outstanding concerns addressed to the Company’s management, Board, independent directors or Audit Committee will be reported to the Board on a quarterly basis. The Board may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. The Company’s Business Ethics Policy prohibits any retaliatory action against any employee for raising legitimate concerns or questions regarding these matters, or any suspected violation of law, regulations or the Business Ethics Policy.

Obtaining Copies of Committee Charters, Our Business Ethics Policies or Other Governance Documents

The charters of the Audit, GNC and HSE Committees, and the Company’s Corporate Governance Guidelines, Business Ethics Policies and other governance materials are available on the Investor Relations/Corporate Governance section of the Company’s website at http://www.natcogroup.com. Additionally, any stockholder who so requests may obtain printed copies of such documents from the Company’s Corporate Secretary, using the address indicated on the first page of this proxy statement.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our directors and executive officers as of March 20, 2009.

Name	Age as of 3/20/09	Position(s)	Board Committee(s)
John U. Clarke	56	Chairman of the Board and Chief Executive Officer (Class I—term expiring in 2011)	—
Patrick M. McCarthy	63	Director, President and Chief Operating Officer (Class I—term expiring in 2011)	—
Keith K. Allan	68	Director (Class II—term expiring in 2009)	Audit; HSE (Chair)
Thomas R. Bates, Jr.	59	Director (Class III—term expiring in 2010)	GNC; HSE
Julie H. Edwards	50	Director (Class III—term expiring in 2010)	Audit (Chair); GNC
George K. Hickox, Jr.	50	Director (Class II—term expiring in 2009)	Audit
Thomas C. Knudson	62	Director (Class I—term expiring in 2011)	GNC (Chair); HSE
Robert A. Curcio	51	Executive Vice President—Integrated Engineered Solutions	NA
Katherine P. Ellis	48	Senior Vice President, Secretary and General Counsel	NA
Knut Eriksen	58	Senior Vice President—Global Execution	NA
Bradley P. Farnsworth	55	Senior Vice President & Chief Financial Officer	NA
James D. Graves	51	Vice President & Controller	NA
R. Gregory Jean	47	Senior Vice President—Automation & Controls	NA
Richard Leong	58	Senior Vice President—European Operations	NA
C. Andrew Smith	38	Senior Vice President—Finance	NA
C. Frank Smith	57	Executive Vice President—Standard & Traditional	NA
J. Scott Thompson	54	Senior Vice President—Human Resources & Administration	NA
Joseph H. Wilson	56	Senior Vice President—Global Ventures	NA

Biographies for our directors, including Mr. Clarke and Mr. McCarthy, who also are executive officers of the Company, are set forth above under the captions “Board of Directors—Continuing Directors.” Biographies of our other executive officers follow.

Robert A. Curcio. Officer of the Company since May 1998, most recently serving as Executive Vice President—Integrated Engineered Solutions since January 2008. Prior to joining NATCO, Mr. Curcio spent 20 years at Exxon Corporation and its affiliates, holding various positions in marketing, engineering and manufacturing management. Mr. Curcio was Global Markets Director—Heavy Duty Diesel Additives of Exxon Chemical’s PARAMINS division from February 1996 to May 1998, Global Markets Manager—Specialty and

Niche Additives of PARAMINS from January 1995 to February 1996, and PARAMINS Product Manager—Large Engine Additives from July 1992 to January 1995.

Katherine P. Ellis. Senior Vice President, Corporate Secretary and General Counsel of the Company since March 2003. Ms. Ellis held various counsel positions at Nabors Industries from December 1996 to December 2002, serving most recently as General Counsel. From 1987 to 1996 she was associated with the law firm of Baker & Botts, LLP in Houston, Texas.

Knut Eriksen. Executive officer of the Company since January 2006, most recently serving as Senior Vice President–Global Execution since January 2008. Mr. Eriksen was a Senior Vice President of Aker Kvaerner, Inc. and its predecessor, Aker Maritime Inc., from 2001 to January 2006, most recently heading operations and business development for its deepwater business unit in Houston. Prior to rejoining Aker Maritime in 2001, Mr. Eriksen was President of Knut Eriksen Enterprises, a consultant to the deepwater market segment. He was a Vice President of Unocal Corporation from 1998 to 1999, responsible for worldwide deepwater development, and served in various positions with Aker Maritime, ASA from 1987 to 1998, most recently as President of Aker Engineering, Inc. in Houston.

Bradley P. Farnsworth. Senior Vice President and Chief Financial Officer since October 2006. From 2002 to October 2006, Mr. Farnsworth, a certified public accountant, served as an independent consultant on accounting and finance projects for a variety of public and private entities, including an 18-month assignment with the Company covering areas such as interim controller, working capital and treasury improvement, and SEC reporting and compliance. From September 1997 to October 2001, he was employed by Dynegy Inc., serving most recently as Senior Vice President, Financial Processes and Systems. Mr. Farnsworth has announced his retirement effective March 31, 2009.

James D. Graves. Vice President and Corporate Controller since October 2005 and principal accounting officer since November 2005. Mr. Graves, a certified public accountant, served as Vice President and Controller of Philip Services, Corp. from January 2005 to October 2005. He was Vice President and Chief Financial Officer of BSI Inspectorate America, Inc., from August 2003 to November 2004 and Corporate Controller of Core Laboratories, NV from January 2000 to August 2003. Prior to joining Core Laboratories, he served in various accounting capacities at public and private corporations, including oilfield services companies ABB Vetco Gray, Veritas DGC and Cooper Cameron Corporation, Cameron Division.

R. Gregory Jean. Officer of the Company since July 2008, most recently serving as Senior Vice President— Automation & Controls since September 2008. Mr. Jean was General Manager of NATCO’s Canadian operations from October 2001 to January 2008, and served as Sales Manager in NATCO’s US operations from March 1997 to October 2001.

Richard Leong. Senior Vice President—European Operations since July 2008. Prior to joining NATCO, Mr. Leong served in various capacities with Exterran Holdings, Inc. in Houston from December 2001 to October 2007, including most recently as Senior Vice President, Corporate Marketing and, prior to that, as President, Asia Pacific Division of Universal Compression in Singapore. From 1996 until May 2001, Mr. Leong worked with Cooper Energy Services in various managerial and sales positions.

C. Andrew Smith. Officer of the Company since June 2000, most recently serving as Senior Vice President–Finance since January 2009. Mr. Smith served as NATCO’s Vice President-Finance from May 2005 until January 2009. Mr. Smith is expected to assume Mr. Farnsworth’s duties as Chief Financial Officer following Mr. Farnsworth’s retirement on March 31, 2009.

C. Frank Smith. Executive officer of NATCO Group Inc. since 2002, most recently serving as Executive Vice President—Standard & Traditional. Mr. Smith was President of NATCO’s US operations from January 1998 until January 2002, and served as Senior Vice President–Sales and Service from September 1993 to December 1997 and as the Northern Region Director of Sales and Service Centers from April 1992 to September 1993.

J. Scott Thompson. Officer of the Company since April 2006, most recently serving as Senior Vice President —Human Resources & Administration since January 2008. Mr. Thompson served as Director, International HR, for Hanover Compressor from March 2005 to April 2006, and held several positions of increasing responsibility at Schlumberger Limited between February 1999 and March 2005, last serving as Human Resources Practice Manager, North and South America.

Joseph H. Wilson. Executive officer of the Company since 1999, most recently serving as Senior Vice President—Global Ventures since January 2008. Prior to joining NATCO, Mr. Wilson served as Strategic Accounts Manager of Baker Hughes Inc., with responsibilities for strategic business development, from January 1999 to April 1999. From January 1997 to January 1999, Mr. Wilson served as Gulf Coast Region Manager of Baker Hughes INTEQ’s fluids, directional drilling and MWD (measurement while drilling) business. From January 1994 to January 1997, Mr. Wilson was Director of Sales and Systems Marketing for INTEQ. Prior to January 1994, Mr. Wilson held a number of positions in sales, operations and marketing with Baker Hughes INTEQ, Baker Sand Control and BJ Services, each an oilfield service company.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock by (1) each person known by us to be the beneficial owner of more than 5% of our common stock, (2) each director, (3) each of the named executive officers (as defined in “Executive Compensation–Summary Compensation Table” below) and (4) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person. The information is as of March 20, 2009 with respect to directors and officers, and as of the date of the most recent SEC filing of the applicable person made prior to March 20, 2009, with respect to other persons named.

Beneficial Owner (1)	Address	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Neuberger Berman Inc., et al. (2)(3)	605 Third Avenue New York, New York 10158	2,330,184	11.7%
Barclays Global Investors, NA, et al. (2)(4)	45 Fremont Street, 17th Floor San Francisco, CA 94105	1,317,931	6.6%
David Nierenberg and The D3 Family Funds (2)(5)	19605 NE 8th Street Camas, Washington 98607	1,270,388	6.4%
The Bank of New York Mellon Corporation (2)(6)	One Wall Street, 31st Floor New York, NY 10286	1,230,319	6.2%
TimesSquare Capital Management, LLC (2)(7)	1177 Avenue of the Americas, 39th Floor New York, NY 10036	1,057,950	5.3%
John U. Clarke (8)	11210 Equity Drive Houston, Texas 77041	294,758	1.5%
Patrick M. McCarthy (8)	11210 Equity Drive Houston, Texas 77041	157,985	*
Robert A. Curcio (8)	11210 Equity Drive Houston, Texas 77041	33,841	*
Bradley P. Farnsworth (8)	11210 Equity Drive Houston, Texas 77041	33,222	*
Knut Eriksen (8)	11210 Equity Drive Houston, Texas 77041	40,744	*
Keith K. Allan (8)	11210 Equity Drive Houston, Texas 77041	16,600	*
Thomas R. Bates, Jr. (9)	11210 Equity Drive Houston, Texas 77041	17,500	*
Julie H. Edwards (9)	11210 Equity Drive Houston, Texas 77041	27,600	*
George K. Hickox, Jr. (9)	11210 Equity Drive Houston, Texas 77041	238,852	1.2%
Thomas C. Knudson (9)	11210 Equity Drive Houston, Texas 77041	22,500	*
All Directors and Executive Officers as a Group (18 persons) (8)		1,256,293	6.3%

*	Indicates beneficial ownership of less than one percent of outstanding common stock.

(1)	Shares are considered “beneficially owned,” for purposes of this table, if the person directly or indirectly has sole or shared voting and/or investment power with respect to such shares, and/or if a person has the right to acquire shares within 60 days of March 20, 2009. Shares that are indicated as beneficially owned in the table above that meet this 60-day criteria include: (1) Mr. Clarke (70,484); (2) Mr. Curcio (13,697); (3) Mrs. Edwards (2,500); (4) Mr. Hickox (11,667); (5) Mr. McCarthy (92,652); (6) Mr. Eriksen (11,717); (7) Mr. Farnsworth (17,144); and (8) all directors and executive officers as a group (287,806).
(2)	As reported in the most recent Schedule 13D, Schedule 13F, Schedule 13G or Section 16 filing of such person filed with the Securities and Exchange Commission on or before March 20, 2009.
(3)	As reported in a Schedule 13G, as amended, filed by Neuberger Berman, Inc., Neuberger Berman LLC, Neuberger Berman Management, Inc. and Neuberger Berman Equity Funds (collectively, “Neuberger Berman”). Neuberger Berman reports having sole shared power to direct the vote with respect to 2,019,528 shares of NATCO common stock and shared power to dispose or direct the disposition of 2,330,184 shares of NATCO common stock.
(4)	As reported in a Schedule 13G filed by Barclays Global Investors NA, a bank, Barclays Global Fund Advisors, an investment advisor, Barclays Global Investors, Ltd., a bank, Barclays Global Investors Japan Limited, an investment advisor, Barclays Global Investors Canada Limited, an investment advisor, Barclays Global Investors Australia Limited, an investment advisor, and Barclays Global Investors (Deutschland) AG, an investment advisor (collectively, “Barclays”). Barclays reports having sole power to vote or direct the vote with respect to 1,001,743 shares of NATCO common stock, and sole power to dispose or to direct the disposition of 1,317,931 shares of NATCO common stock.
(5)	As reported in a Schedule 13D, as amended, filed by David Nierenberg, The D3 Family Funds (The D3 Family Fund, L.P., The DIII Offshore Fund, L.P. and The D3 Family Bulldog Fund, L.P.), Nierenberg Investment Management Company, Inc. (the general partner of The D3 Family Fund and The D3 Family Bulldog Fund) and Nierenberg Investment Management Offshore, Inc. (the general partner of the DIII Offshore Fund) (collectively “Nieremberg”). Mr. Nierenberg is president of each general partner of the listed Nierenberg funds. Nierenberg reports having shared voting power and shared dispositive power for 1,270,388 shares of NATCO common stock.
(6)	As reported on Schedule 13G filed by The Bank of New York Mellon Corporation which reports that its direct or indirect subsidiary listed in the Schedule 13G have sole voting power with respect to 1,096,567 shares of NATCO common stock and sole dispositive power with respect to 1,230,319 shares of NATCO common stock.
(7)	As reported on a Schedule 13G filed by TimesSquare Capital Management, LLC which reports having sole voting power with respect to 982,850 shares of NATCO common stock and sole dispositive power with respect to 1,057,950 shares of NATCO common stock.
(8)	Included in the number of shares beneficially owned are restricted shares for which restrictions have not lapsed and which may be subject to forfeiture if the requirements are not met in the future, as follows: Mr. Clarke (163,130), Mr. McCarthy (48,433), Mr. Curcio (16,900), Mr. Farnsworth (12,593), Mr. Eriksen (23,420) and all directors and executive officers as a group (346,163) (including restricted stock referenced in note (7)).
(9)	Includes 2,500 unvested, restricted shares granted to the named independent director over which such director has the right to exercise voting power.

COMPENSATION DISCUSSION & ANALYSIS

The following is a summary of the material elements of the Company’s compensation program for its named executive officers and other members of senior management. Specific amounts awarded to, earned by or paid to the named executive officers in 2008 are discussed under “Executive Compensation.”

In accordance with its charter, the GNC Committee of the Board of Directors is responsible for overseeing development of executive compensation policies that support the Company’s strategic business objectives and values. The GNC Committee, entirely composed of independent directors, has oversight responsibility related to compensation levels established for executive officers, guidelines for Company-wide compensation policies, and our annual cash compensation and long-term incentive compensation plans.

Objectives of the Company’s Compensation Programs

The Company’s overall objectives in setting compensation for executive officers and key employees are:

•	to attract and retain talented and experienced people; and

•	to motivate executive officers to work as a team in pursuit of stated goals, aligned with the interests of the Company and its stockholders.

The Company attempts to satisfy these objectives by providing competitive compensation to its executive officers and key employees based upon general market data, establishing well-defined near- and long-term goals and objectives, achieving an appropriate mix of cash and equity components of total compensation and focusing on pay for performance and retention. The GNC Committee monitors general market conditions, changes in legal, accounting and tax regulations and other developments that may, from time to time, require modification of the executive compensation program to ensure the program is properly structured to achieve its objectives.

Compensation Philosophy

The Company’s ability to implement successfully its strategy for growth is highly dependent upon its attracting, retaining and developing employees with the needed experience, skill sets and motivation to build a global oil service company focused on its technology leadership and offerings of high-quality equipment and services. The Company believes that setting appropriate compensation levels consistent with its objectives often involves balancing competing needs and desires of various constituencies, including:

•	the Company’s desire to attract and retain personnel with the skills, educational qualifications and experience to enable the Company to grow and achieve its business goals;

•	the Company’s rate of growth;

•	the employee’s desire to be adequately compensated for his or her services, consistent with comparable positions in the market;

•	the employee’s desire for career advancement;

•	competitors’ demands for services of the Company’s employees; and

•	stockholders’ desire for increased returns.

Further, the Company believes that:

•	compensation practices, particularly regarding incentive compensation, should be designed to drive desired behaviors consistent with the Company’s values and to achieve stated goals;

•

different types of compensation are appropriate for different levels of employees – more senior executives should have more of their incentive compensation at risk for, and tied to, Company and individual performance;

•	it is in a cyclical business which requires a flexible compensation program that is responsive to different requirements at various points in the cycle;

•	in approving compensation, recent compensation history of an executive officer, including special or unusual compensation payments, should be taken into consideration;

•	incentive compensation for executive officers should link pay to achievement of stated financial and other strategic goals;

•	senior management ownership of Company stock should be strongly encouraged;

•	the total compensation program should be competitive with the types of companies with which NATCO competes for top management talent;

•

employment agreements setting out the rights and obligations of a senior executive and the Company may be required for certain positions or under certain circumstances to enable the Company to secure and retain top level management; and

•	fair protection of senior management and key employees should be provided in the event of termination associated with a change in control.

Typically, the GNC Committee reviews and approves annual goals and objectives to be used as performance measures in various elements of the Company’s compensation program. The GNC Committee reviews senior management performance against those goals on a regular basis. The Chief Executive Officer and Senior Vice President–Human Resources & Administration also play important roles in the compensation process, in identifying key employees, monitoring their performance, establishing financial and performance goals for consideration by the Board and its committees, and making recommendations to the GNC Committee regarding salaries, cash bonuses and long-term incentive awards for senior executives and other key employees. However, neither officer participates in the process of setting his own compensation nor evaluating his own performance. Compensation determination and performance evaluations are conducted by the Board of Directors for our CEO and by the GNC Committee for our other senior officers.

The GNC Committee also uses outside advisors to assist in reviewing compensation matters, including market rates, appropriate compensation mix and other issues related to compensation. The GNC Committee has engaged Stone Partners, a human resource and compensation consulting firm, to review from time to time various aspects of the Company’s compensation programs, including director compensation. During 2008, this consultant conducted several assignments at the direction of the GNC Committee, including: (1) a review of our director compensation, (2) an annual benchmarking survey of executive compensation, and (3) review of our compensation disclosures.

The GNC Committee may delegate its authority with respect to issuance of options, stock and other share-based compensation in accordance with the requirements of Delaware law and consistent with its charter obligations. In 2007 and 2008, the GNC Committee authorized the issuance of up to 225,000 options to acquire shares of common stock and up to 65,000 shares of restricted stock under the 2004 Stock Incentive Plan or 2006 Long-Term Incentive Compensation Plan and delegated to the Chief Executive Officer the authority to make grants to: (1) newly hired employees who are not subject to the reporting requirements of Section 16 under the Exchange Act or (2) existing non-Section 16 reporting employees as may be designated by the Chief Executive Officer of the Company. The authorization expires December 31, 2009 and is subject to certain limitations regarding: (1) the size of the awards to any single individual; (2) term, vesting and exercise price of option awards; (3) length of service required for restricted stock awards; and (4) persons to whom awards can be made (that is, awards cannot be made to any senior executive officer). The Chief Executive Officer also is required to notify the GNC Committee of any grants at the next regular meeting of that committee following the date of the grant.

Elements of Compensation

The Company’s executive compensation program:

•	includes three primary components: (1) base salary; (2) annual cash incentive bonus; and (3) long-term incentives consisting of stock options, restricted shares and/or performance units;

•	is performance-oriented, with a significant portion of executive compensation being “at risk;”

•

provides total compensation opportunities that are comparable to the opportunities provided at similarly-situated companies generally and to defined peer group companies, as determined from time to time;

•	affords competitive benefit packages with limited perquisites; and

•	provides for continuation of certain benefits in the event of termination in connection with a change in control of the Company.

The GNC Committee considers each element of executive compensation at separate times of year, and also reviews overall compensation and the effectiveness of the Company’s executive compensation program at least once annually. Typically, bonuses are reviewed in the first quarter, long-term compensation and the overall compensation package are considered in the second quarter and base salaries are reviewed early in the fourth quarter. In 2008, the Committee examined base salaries for senior executives in October. If circumstances warrant, the GNC Committee may review executive compensation for hiring or retention purposes outside of this general schedule.

Base Salary. Executive officer salaries are based on an evaluation considering selected energy and general industry company data, the executive’s responsibilities, complexity of duties, performance and length of time in the position, internal equities among positions and general economic conditions. Overall base salaries are derived by reviewing, among other things, the median level of compensation for selected peer companies and other, often larger, companies with which we compete for employees. For 2008, our peer group of similarly sized companies in similar businesses included Basic Energy Services, Inc., Cameron International Corporation, Complete Production Services, Inc., Exterran Holdings, Inc., FMC Technologies, Inc., Global Industries, Ltd., Grant Prideco, Inc., Gulf Island Fabrication Inc., Helix Energy Solutions Group, Inc., McDermott International, Inc., Newpark Resources, Inc., Oceaneering International, Inc., Oil States International, Inc., RPC, Inc., Superior Energy Services, Inc., TETRA Technologies, Inc. and W-H Energy Services, Inc. To determine salary levels paid within the market, the GNC Committee reviews various compensation surveys and proxy information of our competitors and consults with independent compensation consulting firms from time to time. The GNC Committee reviews executive salaries at least annually, usually in October, and makes adjustments, if appropriate.

Annual Cash Incentive Bonus. Annual cash incentive bonus awards are linked to the achievement of corporate and individual financial, performance and safety goals and are designed to put a meaningful portion of total compensation at risk. Under the 2008 bonus plan, a bonus target was established for each plan participant, based on a subjective evaluation considering peer company data and the participant’s level of responsibility and ability to impact our results. In 2008, the individual bonus targets for the named executive officers ranged from 50% to 100% of base salary, and represented the “at risk” portion of annual cash compensation. Objectives under the 2008 bonus plan, which were set in advance with the approval of the GNC Committee, included: (1) corporate performance measures which represented consolidated earnings before interest, income tax, foreign exchange, depreciation and amortization, or EBITDA1 (to drive value creation); and return on capital employed, or ROCE2 (to earn competitive rates of return) and (2) business segment performance goals (to drive behaviors), adjusted in each case by application of an individual contribution factor (which may range from a discount to target for lesser performance to 150% of the target award for superior performance), based on the achievement of individual goals. The GNC Committee reviews overall progress against financial goals at least quarterly, and monitors executive officer progress against individual goals semi-annually. After a year-end review, the GNC Committee, in its sole discretion, approves funding of the bonus pool on a corporate and business unit basis. The GNC Committee separately approves the amount of the annual incentive payment, if any, that will be awarded to each executive officer (including the CEO and other named executive officers) based on the GNC Committee’s qualitative and quantitative evaluation of the extent to which company-wide, business unit and individual performance goals are achieved and general economic and industry conditions. Bonus awards related to a fiscal year typically are paid by March 15 of the following fiscal year.

Each financial metric within the 2008 bonus plan had a minimum threshold level which should first be satisfied before any related award amount is released to the bonus pool. Further, the total bonus pool should only fund if the corporate EBITDA threshold amount, measured after taking into account the bonus accrual, is met, subject to the discretion of the GNC Committee. Typically, the various threshold levels have represented 75% of the targeted amount. Target corporate performance (at 100% payout) is tied generally to the achievement of annual business plan results and stated objectives. Under the 2008 bonus plan, corporate performance measures for the named executive officers were designed to account for 80% of the total bonus opportunity (with 50% tied to achievement of the EBITDA target and 30% tied to the ROCE measure). Achievement of business unit goals were designed to account for the remaining 20% of the total bonus opportunity, with

[1]	EBITDA can be reconciled to the Company’s consolidated income statement as shown below.

Twelve Months Ended December 31, 2008
(in thousands)
Net income available to common stockholders	$34,981
Preferred stock dividends	248

Net income	$35,097
Income tax provision	19,195

Income before income taxes	$54,014
Other, net	(1,110)
Interest income	(959)
Interest expense	741
Depreciation and amortization	11,080

Total EBITDA	$63,766

[2]

Under the bonus plan, return on capital employed (or ROCE) is calculated as the sum of ROCE for each quarter of the year. Quarterly ROCE is calculated as follows: income post tax (equal to EBITDA less Depreciation and amortization) divided by the sum of stockholders’ equity plus retiree medical liability plus outstanding letters of credit. The Company’s 2008 ROCE was 11%.

Mr. Clarke, Mr. Farnsworth and Mr. McCarthy considered part of our Corporate business unit and Mr. Curcio and Mr. Eriksen considered part of our Integrated Engineered Systems segment. Individual bonuses for all participants are capped at 2.0 times base salary and the total pool amount is not to exceed 8% of consolidated EBITDA (or a lesser amount the Board can set in its discretion). Further, the total bonus pool amount, after final individual participant allocations (based on the individual’s performance factor), cannot exceed 125% of target amount without the prior approval of the GNC Committee.

The corporate performance objectives attributable to senior executives under the 2008 bonus plan were:

	Threshold (75%)	Target (100%)	Maximum (125%)
EBITDA	$80 million	$106.7 million	$122.7 million
ROCE	13.5%	18.3%	20.7%

The GNC Committee has the discretionary authority to revise funding criteria and the amount to be paid out upon the attainment of such objectives. With respect to performance relative to 2008 bonus plan targets, the Company failed to satisfy the minimal threshold amount for consolidated EBITDA necessary to fund the bonus pools. The shortfall was caused by a number of factors including those related to current industry and financial market conditions. However, the Company achieved, in whole or substantial part, all other significant targets established in the plan which would otherwise be considered in the determination of bonus amounts. After taking into account both the factors influencing the Company’s performance compared with threshold earnings requirements as well as other significant achievements compared with 2008 goals and objectives, the Company’s Board of Directors, in consultation with its outside compensation consultant and based upon the recommendation of the GNC Committee, exercised its discretion in granting partial bonuses to plan participants. As a result, bonuses paid to plan participants in aggregate totaled approximately 50% of target amounts and 85% of minimum amounts calculable under the plan had the consolidated EBITDA threshold been satisfied.

In 2008, the GNC Committee set business segment goals for each of the following business segments: Standard & Traditional, Integrated Engineering Solutions, Automation & Controls, Global Ventures and Corporate. Business unit goals for 2008 included the following quantitative and qualitative objectives:

Corporate

•     Manage corporate and Houston general and administrative expense within budget ($23.9 million) or 3.2% of revenue

•     Sustain Sarbanes-Oxley Act compliance

•     Detailed implementation plan for enterprise business system and execution of same

•     Develop or enhance corporate support functions for business units

Integrated Engineered Solutions

•     “Target zero” goal for safety

•     Achievement of specified levels of EBITDA contribution

•     Operating expenses (excluding bonus) of not greater than 8.2% of revenue

•     Bookings target of $353.4 million (excluding certain existing contracts)

•     Implementation of certain global execution and sales practices

•     Use of technology teams to focus on specific projects

•     Continued focus on organizational improvements and leadership development

Standard & Traditional

•     “Target zero” goal for safety

•     Achievement of specified levels of EBITDA contribution

•     Operating expenses (excluding bonus) of not greater than 12% of revenue

•     Expansion of specific products and services to other NATCO branches

•     Pursuit of strategic acquisitions

•     Continued implementation of process improvement and employee development initiatives at manufacturing facilities and branches

•     Days sales outstanding target for year of 55 days

Automation & Controls

•     “Target zero” safety objectives

•     Achievement of specified levels of EBITDA contribution

•     Operating expenses (not including bonus) of not greater than 7.9% of revenue

•     Bookings target of $103.0 million

•     Continued focus on organizational improvements

•     Pursuit of strategic acquisitions

Global Ventures	• Achievement of target goals for international operations • Development of business plans for new market opportunities • Recruitment of key personnel

In making determinations to fund the business unit specific portion of the bonus, the GNC Committee considered each business unit’s success in meeting its various objectives. For 2008, the GNC Committee determined that the business unit portion of the bonus incentive pool (which constituted 20% of the total potential bonus opportunity) was: Corporate – 50.7%; Integrated Engineering Solutions – 49.2%; Standard & Traditional – 58.9%; Automation & Controls – 38.7%; and Global Ventures – 75.4%. The individual goals of each participant in the bonus pool, including each named executive officer, that are taken into account in determining the individual performance factor (which may range from 0.0x to 1.5x of the calculated payout,) safety focus, contribution to overall performance, collaboration with other business units, compliance performance and achievement of business unit targets.

Long-Term Incentive Compensation. We make long-term incentive compensation awards under stockholder-approved plans to align the interests of executive officers and key employees with those of stockholders, and to provide certain retention incentives to create long-term employee relationships. The objective of the Company’s long-term incentive program is to provide competitive non-cash compensation, utilizing stock options, restricted stock and/or performance units within plan limits, while closely managing dilution and minimizing adverse accounting consequences.

The GNC Committee strives to limit the total number of options or restricted stock awarded to no more than a specified percentage of total shares outstanding. This ratio is often referred to as the “burn rate.” In addition, the GNC Committee strives to limit the total number of previously granted options and restricted stock awards and those available for future grant under stockholder-approved plans to less than a specified percentage of total shares outstanding plus shares available for grant. This ratio is often referred to as “overhang.” The GNC Committee bases awards on a subjective evaluation considering market data and the executive officer’s or key employee’s ability to impact our results. Consideration is also given to amounts, timing and vesting status (or, in the case of restricted stock, whether the restrictions have lapsed) of previous awards to each executive officer or key employee, total options outstanding and available under the plan, the level and volatility of our share price and the amount of appreciation realized by the stockholders over comparable periods.

Options typically vest ratably in annual increments, usually over a minimum of three years, and have an exercise price at least equal to the fair market value of the common stock on the date of grant, defined under the Company’s incentive plans to be the average of the high and low trading prices on that date. Therefore, options have no worth to the holder unless the holder becomes vested and the Company’s stock price appreciates in value prior to expiration of the grant. Restricted stock awards contain various restrictions that may be performance-based, time of service-based or both. In 2008, we granted time-based restricted stock to senior management, certain other managers and new hires. If the employee does not remain employed by the Company for the time specified (typically, three years from the award date), the shares will be forfeited to the Company, except in the case of a change in control or as otherwise set forth in the applicable plan or award agreement.

Guidelines in 2008 for long-term incentive awards under the Company’s plans included: (1) targeting long-term incentive compensation at the 50th percentile versus peer companies, (2) managing overhang within our 12.5% target range, (3) maintaining a burn rate of approximately 2%, and (4) limiting the value of any single grant to $1 million for any individual. In 2008, targeted awards for senior executives, including the CEO and other named executive officers, were calculated generally by multiplying the base salary by a position grade factor of the executive, subject to adjustment at the discretion of the GNC Committee. Position grade factors for the named executive officers were 2.0 for the Chairman and Chief Executive Officer, 1.0 for the President and Chief Operating Officer, and 0.75 for Executive and Senior Vice Presidents who were employed at the time of the grants, with modified awards to recently hired executives who had received long-term incentive compensation in connection with their first day of employment.

In 2008, senior executive long-term compensation awards generally were allocated by value, one-half to option grants (based upon their approximate Black-Scholes valuation) and one-half to time-based restricted stock awards (based upon a determination of fair market value with restrictions generally to lapse after three years of continuous service). The GNC Committee, with the advice of its outside compensation consultant, selected the different types and mix of long-term incentive compensation for senior executives to address various objectives. These included, first, driving improvement in corporate performance, thus increasing value for our stockholders; and, second, aligning the interest of management with the Company’s strategic objectives by allowing key managers to earn a stake in the value created as a result of their efforts. The GNC Committee also considered the accounting treatment of each type of long-term incentive compensation (fixed, in the case of the options and restricted stock awarded, and variable, in the case of the performance units awarded) and limiting potential dilution to stockholders (with options and restricted stock being settled in stock and the performance units being settled in cash). In addition, the GNC Committee sought to promote alignment of executive officer interests with those of the Company’s stockholders by promoting the opportunity for larger share ownership by executives. Both types of long-term incentive compensation also are intended to promote long-term retention of senior executives, with features including a three-year vesting schedule, in the case of options and a three-year service requirement, in the case of the restricted stock.

Long-term incentive compensation awards made in 2008 to named executive officers are set forth below:

Named Executive Officer	Number of Restricted Shares Granted	Number of Options Granted
John U. Clarke (Principal Executive Officer)	55,050	33,560
Bradley P. Farnsworth (Principal Financial Officer)	4,100	9,160
Patrick M. McCarthy	34,700	17,900
Robert A. Curcio	5,510	12,330
Knut Eriksen	4,200	9,400

Performance Units. In each of 2006 and 2007, senior executive long-term compensation awards were allocated by value: one-third to option grants (based upon their approximate Black-Sholes valuation); one-third to time or performance based restricted stock awards (based upon a determination of the fair market value with restrictions generally to lapse after three years of continuous service); and one-third to performance units (based on specific criteria to be achieved during the three year period established in each of the 2006 and 2007 performance unit grants). At December 31, 2008, consistent with generally accepted accounting principles, the Company concluded that the minimal performance criteria set forth in both performance unit programs was not likely to be achieved and, therefore, reversed the accrued liability established for these performance units. Accordingly, executives receiving such performance units likely would ascribe no future value to this component of their long-term incentive compensation in the ordinary course. Both programs provide for accelerated vesting of the awards at target in the event of death, disability or a change in control prior to expiration of the program performance period. In addition, the 2006 program provides for pro rata payout at target for any recipient retiring after age 60 with at least 10 years of service.

Effectiveness of the Company’s Compensation Program. Given the unprecedented volatility in both general economic conditions worldwide and energy industry fundamentals beginning in 2008 and continuing into 2009, the GNC Committee is currently reviewing the effectiveness of the Company’s compensation program, particularly the elements related to long-term compensation. For example, recent option grants to our executives are severely under water and full value awards have lost substantial value, which we believe primarily results from the prevailing market conditions more than actual performance. Therefore, we believe that alternatives to the current structure should be considered to better accommodate market cyclicality and volatility. The GNC Committee with the assistance of its outside compensation consultant is reviewing the appropriateness of continuing past practices with respect to (1) the mix of compensation between cash and non-cash awards as well as short-term and long-term compensation, (2) the use of equity based awards versus performance units and (3) the identification of Company and individual goals and objectives in order to achieved the stated objectives of attracting and retaining talented and experienced people and motivating executive officers to work as a team in pursuit of stated goals, aligned with the interest of the Company and its stockholders.

Stock Ownership Guidelines. In June 2007, the Board of Directors adopted revised corporate governance guidelines that provide, among other things, for stock ownership targets to be met by non-employee directors and certain senior executives. Under the revised guidelines, non-employee directors are expected to own a number of shares of common stock having a value at least equal to two times the annual cash retainer for service as a director (without regard to any committee chair retainers). Each of the Chief Executive Officer, President and Chief Operating Officer and each Executive or Senior Vice President reporting to the Chief Executive Officer or President and Chief Operating Officer is expected to own a number of shares of common stock having a value at least equal to a specified multiple of such executive’s base salary (5x in the case of the Chief Executive Officer, 3x in the case of the President and Chief Operating Officer and 2x in all other cases). Value, for these purposes, is determined at the highest closing price of the Company’s common stock during the period in which the shares owned are held. The non-employee directors and executives have a transition period within which to comply, and the GNC Committee reviews progress toward the targets on an annual basis. Executives over age 62 are exempt from the requirements to permit appropriate retirement planning. Mr. McCarthy is exempt from this requirement, but currently meets the ownership guideline applicable to his position. All directors and covered executives currently are in compliance with these ownership guidelines. A copy of the revised corporate governance guidelines is posted on the Company’s website, http://www.natcogroup.com, under the caption “Investor Relations” in the Corporate Governance section. A copy of the guidelines will be provided to any stockholder upon request to the Company’s Corporate Secretary, at the address listed on the cover to this report.

Effective upon adoption of the ownership guidelines, the GNC Committee waived stock retention requirements in previously granted option and restricted stock award agreements applicable to employees, as the guidelines supersede these requirements.

Benefits and Other Items. Our benefits packages are intended to be competitive with those of peer companies with which we compete for employees. Benefits offered include:

•	Medical/dental/vision coverage

•	Employee Assistance Program

•	Life insurance

•	401(k) match

Several of the Company’s subsidiaries maintain a defined contribution savings plan (the NATCO 401(k) Plan) covering substantially all US non-union hourly and salaried employees who have completed three months of service. Employee contributions of up to 3% of each covered employee’s compensation are matched 100% by the employing subsidiary with an additional 2% of covered employee’s compensation matched at 50%. In addition, the employing subsidiary may make discretionary contributions from time to time to all eligible participants, as profit sharing contributions. The board of directors of each employing subsidiary reviews and approves all discretionary contributions. During 2008, the employing subsidiaries provided an additional match equal to 1% of each covered employee’s compensation. The additional 1% match was suspended for all employees as of January 1, 2009. Similar plans are maintained at our significant non-US subsidiaries.

Certain executive officers also receive perquisites from the Company, although these are generally limited. Such perquisites may include provision of company cars or car allowances, country or social club memberships in limited circumstances (for business-related entertainment), or other limited benefits. The Company eliminated future corporate cars or car allowances unrelated to a business need (for example, sales or service requirements comprising a substantial percentage of the employee’s job) late in 2004, but grandfathered certain then existing car and car allowance benefits. All of the perquisites provided to the Chief Executive Officer and other named executive officers in 2008 are identified in the Summary Compensation Table included in this proxy statement under the caption “Executive Compensation.” The Chief Executive Officer does not currently receive any perquisites related to automobiles or club memberships.

Deductibility of Compensation. Under Section 162(m) of the US Internal Revenue Code, the amount of compensation paid to or accrued for the named executive officers which may be deductible by the Company for federal income tax purposes is limited to $1 million per person per year, except that compensation which is considered to be “performance-based” under the Code and the applicable regulations is excluded for purposes of calculating the amount of compensation.

To the extent the Company’s compensation policy can be implemented in a manner which maximizes the deductibility of compensation paid by the Company, the Board of Directors seeks to do so. Accordingly, the Company has designed its incentive compensation plans so that compensation in the form of awards or grants made under either plan will be “performance-based” under the applicable provisions of the Code. However, the Board reserves the right to award compensation that does not meet the requirements of Section 162(m) if it determines that such awards are necessary to provide a competitive compensation package.

Employment, Termination and Change of Control Arrangements

Since it is in the best interests of the Company to retain key employees during times of uncertainty, particularly with respect to a potential change in control, NATCO has employment or change in control agreements with certain executives as described under “Executive Compensation—Employment Arrangements for Certain Named Executive Officers.” These agreements provide a reasonable degree of financial protection to key employees who might be at risk of losing their employment upon occurrence of a change in control which, in turn, will help assure their acting in the best interests of the Company and its stockholders without regard to personal outcome. The GNC Committee reviews and evaluates tally sheets that summarize NATCO’s contractual payment obligations under various termination scenarios with respect to each such agreement at the time it is adopted. The tally sheets reviewed contain similar information to that contained in the table under “Executive Compensation—Potential Payments upon Termination or Change in Control.” In reviewing this information the GNC Committee considered the overall payments under each scenario, comparability of payments among peers within the Company and comparability of payments with executives at other companies holding similar positions. The GNC Committee, with the assistance of its outside compensation consultant has concluded that the terms of these agreements were reasonable and in the best interests of our stockholders at the time of their adoption.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information concerning compensation paid or payable to our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers with respect to the years ended December 31, 2008, 2007 and 2006 (the “named executive officers”):

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(1)		All Other Compensation ($)			Total ($)
John U. Clarke—Chief Executive Officer	2008 2007 2006	$ $ $	515,385 450,000 420,923	$ $ $	220,000 235,000 500,000	$ $ $	1,083,991 413,352 388,699	$ $ $	318,537 214,415 106,246	$ $ $	13,613 18,714 24,889	(3) (4) (5)	$ $ $	2,151,526 1,331,481 1,440,757

Bradley P. Farnsworth— Senior Vice President and Chief Financial Officer	2008 2007 2006	$ $ $	273,646 255,139 46,154	$ $ $	80,000 90,000 50,000	$ $ $	197,565 103,609 26,210	$ $ $	150,724 131,819 24,933	$ $ $	11,602 12,026 262,683	(3) (4) (5)(6)	$ $ $	713,537 592,592 409,980

Patrick M. McCarthy— President & Chief Operating Officer	2008 2007 2006	$ $ $	412,885 350,000 332,627	$ $ $	170,000 150,000 300,000	$ $ $	730,898 136,970 97,163	$ $ $	200,284 124,778 46,587	$ $ $	33,859 421,950 30,582	(3) (4)(7) (5)	$ $ $	1,547,926 795,228 806,959

Robert A. Curcio— Executive Vice President—Integrated Engineered Solutions	2008 2007 2006	$ $ $	316,827 270,298 249,321	$ $ $	100,000 132,000 175,000	$ $ $	204,618 106,099 62,710	$ $ $	113,357 73,877 39,411	$ $ $	20,219 20,464 22,268	(3) (4) (5)	$ $ $	755,021 602,729 548,710

Knut Eriksen—Senior Vice President—Global Execution	2008 2007 2006	$ $ $	281,731 263,846 237,692	$ $ $	55,000 120,000 140,000	$ $ $	201,633 148,209 112,524	$ $ $	167,935 123,177 92,951	$ $ $	33,193 16,381 11,109	(3)(8) (4) (5)	$ $ $	739,492 671,613 599,276

(1)	Represents incentive bonuses awarded under the applicable bonus plan. Bonuses reported in a fiscal year relate to the executive’s performance in that fiscal year, even though final determination of the bonus amount and payment may occur in the following year. See “Compensation Discussion & Analysis – Annual Cash Incentive Bonus” for further information.
(2)	Represents the amortization of grant or award date fair value computed in accordance with Statement of Financial Accounting Standards No. 123R. For a description of the assumptions used to calculate the fair value of option awards reported in this table, see note 16, Share-Based Compensation, of the notes to the consolidated financial statements of the Company for the period ended December 31, 2008, included in the Company’s annual report on form 10-K for the year ended December 31, 2008.
(3)	Represents (a) matching contributions made in 2008 under the NATCO 401(k) Plan to Mr. Clarke ($11,500); Mr. McCarthy ($11,500), Mr. Farnsworth ($11,500), Mr. Eriksen ($11,050) and Mr. Curcio ($11,500); (b) life insurance premiums on behalf of Mr. Clarke ($139); Mr. McCarthy ($213), Mr. Farnsworth ($102), Mr. Eriksen ($105) and Mr. Curcio ($65); (c) car allowances or provision of a company car to Mr. McCarthy ($19,146) and Mr. Curcio ($8,354); (d) spousal travel and entertainment expense for attendance at Board and Company functions at the Company’s request to Mr. Clarke ($1,974), Mr. McCarthy ($3,000) and Mr. Eriksen ($59); (e) airline club memberships for Mr. Curcio ($300) and Mr. Eriksen ($300); and (f) a dining club membership for Mr. Eriksen ($1,679).
(4)	Represents (a) matching contributions made in 2007 under the NATCO 401(k) Plan to Mr. Clarke ($11,050); Mr. McCarthy ($9,531), Mr. Farnsworth ($11,050), Mr. Eriksen ($11,050) and Mr. Curcio ($11,050); (b) life insurance premiums on behalf of Mr. Clarke ($2,064); Mr. McCarthy ($2,376), Mr. Farnsworth ($4,524), Mr. Eriksen ($1,084) and Mr. Curcio ($593); (c) car allowances or provision of a company car to Mr. McCarthy ($19,010) and Mr. Curcio ($7,800); (d) spousal travel and entertainment expense for attendance at Board and Company functions at the Company’s request to Mr. Clarke ($4,900), Mr. Farnsworth ($450), Mr. McCarthy ($6,631), Mr. Eriksen ($2,502) and Mr. Curcio ($1,021); (e) airline club memberships to Mr. Clarke ($700) and Mr. Eriksen ($300); and (f) a dining club membership for Mr. Eriksen ($1,445).

(5)	Represents (a) matching contributions made in 2006 under the NATCO 401(k) Plan to Mr. Clarke ($17,052); Mr. McCarthy ($11,604), Mr. Farnsworth ($1,846), Mr. Eriksen ($8,278) and Mr. Curcio ($12,962); (b) life insurance premiums on behalf of Mr. Clarke ($959); Mr. McCarthy ($2,123), Mr. Farnsworth ($1,187), Mr. Eriksen ($1,031) and Mr. Curcio ($351); (c) car allowances or provision of a company car to Mr. McCarthy ($12,955) and Mr. Curcio ($7,800); (d) spousal travel and entertainment expense for attendance at Board and Company functions at the Company’s request to Mr. Clarke ($6,631), Mr. McCarthy ($3,901), Mr. Eriksen ($319) and Mr. Curcio ($802); and (e) airline club memberships for Mr. Clarke ($250), Mr. Curcio ($350) and Mr. Eriksen ($300); and (f) a dining club membership for Mr. Eriksen ($1,179).
(6)	Includes $259,650 earned by Mr. Farnsworth while serving as a consultant to the Company during 2006, prior to his election as Chief Financial Officer.
(7)	Includes $388,470 payable to Mr. McCarthy pursuant to the terms of his prior employment agreement. The payment, agreed to in December 2007, was made on January 31, 2008.
(8)	Includes $20,000 paid to Mr. Eriksen related to termination of his prior employment agreement. The payment, agreed to in December 2008, was made in January 2009.

Grants of Plan-Based Awards in 2008

The following table presents information concerning the grant of plan-based awards during fiscal year 2008 to the named executive officers under our long-term incentive plans.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Closing Market Price on Date of Grant	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John U. Clarke	1/2/08	(2)	$—	$—	$—	—	45,000	—	—	$—	$53.48	$2,409,300
	7/9/08	(3)	$—	$—	$—	—	10,050	—	—	$—	$47.04	$484,259
	7/9/08	(4)	$—	$—	$—	—	—	—	33,560	$48.185	$47.04	$34,500

Bradley P. Farnsworth	7/9/08	(3)	$—	$—	$—		4,600	—	—	$—	$47.04	$197,550
	7/9/08	(4)	$—	$—	$—	—	—	—	9,160	$48.185	$47.04	$167,381

Patrick M. McCarthy	1/2/08	(2)	$—	$—	$—	—	30,000	—	—	$—	$53.48	$1,606,200
	7/9/08	(3)	$—	$—	$—	—	4,700	—		$—	$47.04	$862,512
	7/9/08	(4)	$—	$—	$—	—	—	—	17,900	$48.185	$47.04	$327,087

Robert A. Curcio	7/9/08	(3)	$—	$—	$—	—	5,510	—	—	$—	$47.04	$265,499
	7/9/08	(4)	$—	$—	$—	—	—	—	12,330	$48.185	$47.04	$225,306

Knut Eriksen	7/9/08	(3)	$—	$—	$—	—	4,200	—	—	$—	$47.04	$197,559
	7/9/08	(4)	$—	$—	$—	—		—	9,400	$48.185	$47.04	$171,766

(1)	Under the Company’s long-term incentive compensation plans, option and stock awards must be made at or above the fair market value of the common stock on the date of grant. Such plans define fair market value as the average of the high and low trading prices on the date of grant. This average may be higher or lower than the closing price per share as reported on the NYSE.
(2)	Represents restricted stock awards made to Mr. Clarke and Mr. McCarthy having the following material terms. The restriction will lapse on March 1, 2011, provided that (a) the Company has achieved an average earnings per share per year of $1.50 over the three years ending December 31, 2008, 2009 and 2010 (which earnings per share may be normalized in certain circumstances and (b) recipient has continuously served as an employee of the Company or a subsidiary since the date of grant. The restrictions may lapse earlier upon a change in control. The restricted stock is subject to forfeiture if the recipient’s service as an employee of the Company or a subsidiary terminates prior to March 1, 2011, other than as approved by the GNC Committee or as a result of a change in control.

(3)	Represents restricted stock awards made to the named executive officers, which have the following material terms. The restrictions will lapse on July 9, 2011, provided the recipient has continuously served as an employee of the Company or a subsidiary since the grant date. The restrictions may lapse earlier upon a change in control. The restricted stock is subject to forfeiture if the recipient’s service as an employee of the Company or a subsidiary terminates prior to July 9, 2011, other than as approved by the GNC Committee or as a result of a change in control.
(4)	Represents option grants to the named executive officers having the following material terms: (a) they will vest in one-third increments on the first, second and third anniversaries of the grant date; (b) they expire seven years after the grant date; (c) they have an exercise price equal to the average of the high and low prices of our common stock as reported on the NYSE on the grant date; and (d) they typically can be exercised only while employed by the Company, with certain longer exercise periods in the event of termination by reason of disability or death, or without cause. The grants to the named executive officers in July 2008 represented annual grants to executive officers and key employees of the Company.

Outstanding Equity Awards At Fiscal Year-End 2008

The following table provides information on outstanding equity awards outstanding at December 31, 2008 for each of our named executive officers.

Name	Option awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John U. Clarke	6,667	(4)		$11.6875	2/14/2010
	2,500	(4)		$6.800	6/3/2013
	2,667	(4)		$8.450	5/23/2012
	2,500	(4)		$7.240	6/15/2014
	39,500			$8.085	12/7/2014
	10,350		5,175	$37.785	6/22/2016
	6,300		12,600	$47.700	6/6/2014
			33,560	$48.185	7/9/2015
						9,280	(5)	$140,870
						10,050	(6)	$152,559
						8,800	(7)	$133,584
									45,000	(8)	$683,100
Bradley P. Farnsworth	15,000			$28.815	10/9/2016
	2,144		4,286	$44.700	6/6/2014
			9,160	$48.185	7/9/2015
						3,160	(5)	$47,969
						4,100	(6)	$62,238
Robert A. Curcio	3,466			$8.055	9/9/2014
	4,828			$11.430	6/13/2015
	3,176		1,587	$37.785	6/22/2016
	2,227		4,453	$44.700	6/6/2014
			12,330	$48.185	7/9/2015
						8,690	(5)	$131,914
						5,510	(6)	$83,642
						2,700	(7)	$40,986
Patrick M. McCarthy	37,500			$12.910	5/25/2011
	18,800			$6.270	12/7/2011
	20,000			$8.055	9/16/2015
	12,432			$11.430	6/13/2015
	6,867		3,433	$37.785	6/22/2016
	3,920		9,840	$44.700	6/6/2014
			17,900	$48.185	7/9/2015
						7,900	(5)	$119,922
						4,700	(6)	$71,346
						5,833	(7)	$88,545
									30,000	(8)	$455,400
Knut Eriksen	8,333			$21.800	1/9/2016
	1,200		600	$37.785	6/22/2016
	2,184		4,366	$44.700	6/6/2014
			9,400	$48.185	7/9/2015
						15,000	(9)	$227,700
						3,220	(5)	$48,880
						4,200	(6)	$63,756
						1,000	(7)	$15,180

(1)	All unvested options identified in this column will vest on the first, second and third anniversaries of their date of grant. The date of grant is ten years prior to the option expiration date listed with respect to all grants before 2007. For grants in 2007 and 2008, the option expiration date is seven years after the grant date.

(2)	Represents the average of the high and low prices reported with respect to our common stock on the NYSE on the grant or award date, consistent with the definition of fair market value in each of our long-term incentive compensation plans.
(3)	The market value is determined based on the closing price of a share of the Company’s common stock on the last trading day of the year, as reported on the NYSE. Our closing price on December 31, 2008 was $15.18.
(4)	Mr. Clarke was elected as Chairman in September 2004 and served as interim Chief Executive Officer from September 2004 to December 2004. He was elected as Chief Executive Officer in December 2004. Mr. Clarke served as an independent director and Chair of the GNC Committee during 2004, prior to his election as interim Chief Executive Officer. Represents restricted stock and options awarded to Mr. Clarke for his service as a director, non-executive Chairman of the Board and Chair of the GNC Committee, prior to his employment with the company.
(5)	Restrictions on these grants of restricted stock lapse on June 6, 2010, the third anniversary of the date of grant. Restrictions may earlier lapse as to all of the shares pursuant to the applicable stock incentive plan or upon occurrence of a corporate change as defined in such plan.
(6)	Restrictions on these grants of restricted stock lapse on July 9, 2011, the third anniversary of the date of grant. Restrictions may earlier lapse as to all of the shares pursuant to the applicable stock incentive plan or upon occurrence of a corporate change as defined in such plan.
(7)	Restrictions on these grants of restricted stock lapse on August 15, 2009, provided the recipient has continuously served as an employee of the Company or a subsidiary since the grant date. The restrictions may lapse earlier upon a change in control.
(8)	Represents restricted stock awards which have the following material terms. The restrictions will lapse on March 1, 2011, provided that (a) the Company has achieved an average earnings per share per year of at least $1.50 over the three years ending December 31, 2008, 2009 and 2010 (which earnings per share may be normalized in certain circumstances and (b) the recipient has continuously served as an employee of the Company or a subsidiary since the date of grant. The restrictions may lapse earlier upon a change in control. The restricted stock is subject to forfeiture if the recipient’s service as an employee of the Company or a subsidiary is terminated prior to March 1, 2011, other than as approved by the GNC Committee or as a result of a change in control.
(9)	Represents shares of restricted stock issued on Mr. Eriksen’s first day of employment with the Company. The restrictions on this stock lapsed on January 9, 2009.

Options Exercised and Stock Vested in 2008

The following table provides information regarding options exercised by the Company’s named executive officers in 2008 and stock awards to our named executive officers that vested in 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
John U. Clarke	—	$—	57,000	$3,121,320
Bradley P. Farnsworth	—	$—	5,333	$133,325
Patrick M. McCarthy	—	$—	—	$—
Robert A. Curcio	—	$—	—	$—
Knut Eriksen	8,333	$265,499	—	$—

(1)	The value realized on exercise of option awards represents the market value received less the exercise price.
(2)	The value realized on vesting for stock awards represents the fair market value of a share of our common stock pursuant to the applicable plan on the date the restrictions lapsed. Fair market value is defined under our long-term incentive compensation plans as the average of the high and low trading prices of our common stock as reported on the NYSE on the date in question or, if no trades are reported on that date, on the trading date immediately preceding the date in question.

Employment Arrangements for Certain Named Executive Officers

Employment Agreements with Mr. Clarke and Mr. McCarthy. Effective January 1, 2008, the Company entered into new employment agreements with Mr. Clarke and Mr. McCarthy (collectively in this section, Mr. Clarke and Mr. McCarthy are referred to in this report as the “Executives” and individually as an “Executive”). The following is a summary of the agreements, which is qualified in its entirety by the actual terms and conditions of the respective agreements.

Each employment agreement is for a term expiring December 31, 2010, unless sooner terminated in accordance with its terms. Under their respective agreements, Mr. Clarke is entitled to receive an annual salary of at least $500,000, and Mr. McCarthy is entitled to receive an annual salary of at least $400,000. Mr. Clarke is eligible to receive an annual bonus with a target award of 100% of his base salary, and Mr. McCarthy is eligible to receive an annual bonus with a target award of 70% of his base salary, based on the Company’s financial performance and other criteria to be determined annually by the Company’s Board of Directors.

Under the employment agreements, the Executives are eligible to participate in the Company’s long-term incentive plans and annual incentive bonus plan. Under his agreement, Mr. McCarthy also shall receive reimbursement for monthly expenses associated with his use of an automobile.

Upon any involuntary termination of employment by the Company or an Executive prior to expiration of the term, such Executive shall be entitled to receive his pro rata base salary and benefits (including payment for accrued, but unused, vacation) through the date of termination. Depending upon the type of involuntary termination, such Executive or his estate may be entitled to additional compensation and/or benefits, as described below:

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Upon an involuntary termination by the Company for any reason or by an Executive by reason of a material breach of the agreement by the Company or for certain other specified reasons, and after execution of a release and in consideration of his continuing obligations under the agreement (including his non-competition obligations), such Executive shall be entitled to (1) one year’s annual base salary; (2) a pro rata share of the target bonus compensation earned by him under any applicable bonus plan then in effect through the date of termination; (3) for Mr. Clarke, the continuation of health insurance and dental insurance benefits for Mr. Clarke and eligible dependents for up to one year following the termination date; for Mr. McCarthy, reimbursement for all COBRA expenses related to health insurance and dental insurance for a period of 18 months following the termination date; (4) continuation of life insurance benefits for such Executive, for up to one year following the termination date; and (5) any deferred compensation previously earned under any of the Company’s plans. Additionally, Mr. McCarthy shall be entitled to a one-time payment in the amount of $210,000, and he may exercise any of his stock options that are outstanding and then vested, at any time on or before 90 days from the involuntary termination date.

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If a Change in Control (as defined in the employment agreements) occurs within 24 months following such an involuntary termination, the Executive shall be entitled to (1) an amount equal to 2.99 times his annual base salary; (2) an amount equal to 2.99 times the target bonus compensation at the greater of his target bonus in effect (A) at the time notice of termination is given or (B) immediately preceding the Change of Control date, offset by any payment he previously received under the foregoing provision; (3) continuation of health and dental insurance benefits for such Executive and eligible dependents for 18 months following the termination date; (4) continuation of life insurance benefits for such Executive for up to 18 months following the termination date; (5) the cash-equivalent of the value of an additional 18 months of health, dental, and life insurance benefits; and (6) any deferred compensation previously earned under any of the Company’s plans to the extent not previously paid. In addition, all outstanding unvested stock options held by such Executive shall fully vest as of the Change in Control Date and become immediately exercisable, all restrictions on any restricted stock held by such Executive shall lapse as of the Change in Control Date, and all vesting and/or performance requirements on any forms of awards granted to such Executive under any incentive plans shall automatically accelerate and/or deemed to have been met at target levels, unless such treatment will cause the award to become subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, any such stock options shall be exercisable for 12 months after the date of termination, unless the term of the stock options expires before the end of such exercise period, in which case the stock options shall be exercisable until the expiration of their term. Additionally, Mr. McCarthy shall receive cash in the amount of any bonus to which he would have become entitled to for any completed fiscal year prior to the fiscal year in which the termination date occurs, to the extent such bonus had not been previously paid.

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If a Change in Control occurs within 6 months following an involuntary termination, the Executive shall be entitled to the same benefits enumerated in (1) – (6) in the preceding subsection with regard to termination following a Change in Control. In addition, such Executive shall receive a cash payment in an amount equal to the sum of (a) with respect to any stock option that was forfeited as of the date of his termination of employment, equal to the difference between the closing price of the Company’s common stock on the Change of Control date and such option’s exercise price (or, if the term of such option would have expired before the Change of Control date, the difference between the closing price of the Company’s common stock as of the date of such option’s expiration date and such option’s exercise price), (b) with respect to any restricted stock that is forfeited as of the date of his termination of employment, equal to the aggregate closing price of such stock as of the Change of Control date, and (c) with respect to any other form of incentive compensation award under the Company’s long-term incentive compensation plans, the amount of such award as of the Change in Control Date, with such payment to be made within 30 days of the Change of Control date. Additionally, Mr. McCarthy shall receive cash in the amount of any bonus to which he would have become entitled to for any completed fiscal year prior to the fiscal year in which the termination date occurs, to the extent such bonus had not been previously paid.

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Upon an involuntary termination by reason of an Executive’s death or disability, such Executive or his beneficiaries shall be entitled to (1) a pro rata share of the amount of the target bonus compensation earned by him under any applicable bonus plan then in effect through the date of termination; (2) any deferred compensation previously earned under any of the Company’s plans; and (3) continuation of health insurance and dental insurance benefits for 18 months following the termination date.

Upon his termination of employment, the Executive will be subject to a one-year non-competition and non-solicitation provision under the employment agreements.

Change in Control and Other Arrangements with Other Executive Officers. In June 2006, the Company entered into an Amended and Restated Senior Management Change in Control and Severance Agreement with its Executive and Senior Vice Presidents not otherwise having employment agreements (Robert A. Curcio, Katherine P. Ellis, C. Frank Smith and Joseph H. Wilson) (collectively, the “Restated CIC Agreements”). The Restated CIC Agreements modify certain Senior Management Change in Control Agreements, as amended, previously entered into with each of such officers. In addition, in 2006 through 2009, the Company has entered into a Senior Management Change in Control and Severance Agreement (collectively with the Restated CIC Agreements, the “CIC Agreements”) with certain executive and senior vice presidents of the Company or its subsidiaries (including Bradley P. Farnsworth, Knut Eriksen, James D. Graves, R. Gregory Jean, Richard Leong, C. Andrew Smith and J. Scott Thompson). The material terms of the CIC Agreements are summarized below.

The CIC Agreements are for an initial term of three years, but renew for successive one-year periods unless terminated earlier as provided in the agreement. If, during the 24-month period following a change in control, the executive’s employment is terminated by us other than for cause, or by the executive for good reason (as defined in the CIC Agreements), the Company is obligated to pay (1) the executive’s salary and accrued vacation through the date of termination, (2) annual bonus earned through the date of termination, (3) an amount equal to two times the executive’s base salary at the time of termination or of notice of a change in control, whichever is greater, (4) an amount equal to two times the executive’s target bonus at the time of termination or of notice of a change of control, whichever is greater, and (5) the executive’s health, dental and life insurance benefits for a period of two years following the date of termination. These payments are in lieu of any other severance to which the executive may be entitled under other severance arrangements of the Company, and are in addition to any stock options, restricted stock or other long-term incentive compensation awards granted to the executive. Upon the occurrence of a change in control, the executive’s stock options shall vest immediately, restrictions on his restricted stock shall lapse automatically and performance or other requirements of any other such awards shall be deemed immediately met, and certain of the executive’s options may have extended exercise periods.

The CIC Agreements also provide for payment of severance to the executive in the event of termination without cause, for reasons other than a change in control. In such event, the executive is entitled to receive a lump sum in cash equal to his or her annual base salary at the time of termination plus the continuation of certain health, dental and life insurance benefits for a period of one year following the date of termination.

The Board of Directors awards options and restricted stock to key employees, including the named executive officers, from time to time as part of their overall compensation. The various agreements with respect to these grants generally provide that, to the extent the options subject to these grants have not vested prior to a change in control, and to the extent restrictions on restricted stock subject to these grants have not lapse prior to a change in control, all such options shall vest, and all restrictions on the restricted stock shall lapse upon such change in control.

General. For purposes of the above-referenced employment and change in control agreements, to the extent that any benefit, payment or distribution by the Company under the agreement would be subject to the excise tax imposed by Section 4999 of the Code, then such amount will be reduced to the extent necessary to avoid the imposition of the excise tax.

Compensation policies in the event of a change in control are reviewed regularly to ensure that the policies reflect terms and conditions consistent with those adopted by comparable companies and that are in our best interests. The Board of Directors or the GNC Committee may change such policies as the facts and circumstances dictate.

Potential Payments upon Termination or Change in Control

The following table quantifies the payments and other benefits that would have been payable to the Company’s named executive officers under the arrangements discussed above had a change in control or termination of employment occurred on December 31, 2008. There is no payout on a termination for cause. For purposes of valuing the benefit of long-term incentive compensation grants, we have assumed a Company stock price of $15.18, which is equal to the closing price of a share of common stock as reported on the NYSE on December 31, 2008, the last trading day of the year. See “—Employment Arrangements for Certain Named Executive Officers” for a discussion of the agreements and other arrangements with our senior executives providing for payment upon termination or a change in control.

Potential Payments on Termination Under Various Scenarios

	John Clarke	Bradley P. Farnsworth	Patrick M. McCarthy	Robert A. Curcio	Knut Eriksen
Estimated payout on involuntary termination without cause:
Cash Severance	$525,000	$282,000	$412,000	$330,000	$290,000
Continuation of health benefits (1)	$13,200	$13,200	$26,100	$13,200	$13,200
Life insurance premiums (2)	$1,530	$1,153	$1,530	$1,347	$1,180
Noncompete payment	$—	$—	$210,000	$—	$—
Pro rata bonus through termination date at target	$525,000	$141,000	$288,400	$198,000	$159,500

Total estimated payout	$1,064,730	$437,353	$938,030	$542,547	$463,880

Estimated payout on change in control and termination of executive:
Cash Severance	$1,569,750	$564,000	$1,231,880	$660,000	$580,000
Continuation/reimbursement of health benefits (1)	$39,600	$26,400	$52,200	$26,400	$26,400
Life insurance premiums (2)	$1,530	$1,153	$1,530	$1,347	$1,180
Bonus at Target	$1,569,750	$282,000	$862,316	$396,000	$319,000
Pro rata bonus through termination date at target	$525,000	$141,000	$288,400	$198,000	$159,500
Immediate vesting of all unvested options	$—	$—	$—	$—	$—
Immediate lapse of restrictions on restricted stock (3)	$1,110,113	$191,162	$735,213	$256,542	$355,516
Immediate vesting of performance units at target	$635,250	$126,230	$495,000	$212,180	$159,700
Total estimated change in control payout	$5,450,993	$1,331,945	$3,666,539	$1,750,469	$1,601,296

Estimated payout on death of executive:
Pro rata bonus through termination date at target	$525,000	$141,000	$288,400	$198,000	$159,500
Immediate vesting of performance units at target	$635,250	$126,230	$495,000	$212,180	$159,700
Life insurance payout (2)	$750,000	$564,000	$750,000	$660,000	$580,000
Continuation/reimbursement of health benefits (1)	$19,800	$—	$26,100	$—	$—

Total estimated payout	$1,930,050	$831,230	$1,559,500	$1,070,180	$899,200

Potential Payments on Termination Under Various Scenarios

	John Clarke	Bradley P. Farnsworth	Patrick M. McCarthy	Robert A. Curcio	Knut Eriksen
Estimated payout on retirement of executive: (4)
Cash severance	$—	$—	$—	$—	$—
Continuation/reimbursement of health benefits (1)	$19,800	$—	$26,100	$—	$—
Pro rata bonus through termination date at target	$—	$—	$—	$—	$—
Immediate vesting of performance units at target	$—	$—	$264,000	$—	$—

Total estimated payout	$19,800	$—	$290,100	$—	$—

Estimated payout on disability of executive:
Pro rata bonus through termination date at target	$525,000	$141,000	$288,400	$198,000	$159,500
Immediate vesting of performance units at target	$635,250	$126,230	$495,000	$212,180	$159,700
Continuation/reimbursement of health benefits (1)	$13,200	$13,200	$26,100	$13,200	$13,200
Short-term disability (5)	$262,500	$141,000	$206,000	$165,000	$145,000
Long-term disability (6)	$856,000	$920,000	$240,000	$1,280,000	$672,000
Disability insurance (7)	$515,000	$515,000	$515,000	$515,000	$515,000

Total estimated payout	$2,806,950	$1,856,430	$1,770,500	$2,383,380	$1,664,400

Estimated payout on voluntary resignation not related to change in control or for good reason:
Bonus at target	$—	$—	$288,400	$—	$—
Noncompete payment	$—	$—	$210,000	$—	$—
Continuation of health benefits (1)	$—	$—	$26,100	$—	$—

Total estimated payout	$—	$—	$524,500	$—	$—

(1)	Assumes a benefit of $1,100 per month for continuation coverage. For Mr. McCarthy, assumes a COBRA premium payment of $1,450 per month.
(2)	Premiums paid represents one year’s life insurance premiums for by the Company in the case of involuntary termination without cause or a termination following a change in control. Life insurance payouts represent the face value of the Company-paid life insurance in the case of death. Does not include voluntary coverage purchased by Executive through the Company.
(3)	Based on the closing price for our common stock of $15.18 at December 31, 2008. For Mr. Eriksen, approximately $227,700 in value relates to a single grant, the restrictions on which expired January 9, 2009.
(4)	The Company generally does not have retirement benefits. Retirement for purposes of the performance units is defined as retirement after age 60 or after serving 10 years.
(5)	Short-term disability is provided by the Company for up to 26 weeks. The amounts included in the above table represent the maximum amount payable to the executive had the executive become disabled at the end of the year.
(6)	Long-term disability is paid through a third-party insurance carrier through age 65. Long-term disability is not paid until short-term disability has been exhausted. The amounts included in table above include the maximum payable for long-term disability through age 65 following exhaustion of the executive’s short-term disability layer.
(7)	Represents amounts payable under accidental death and dismemberment insurance paid by the Company. Does not include voluntary coverage purchased by Executive through the Company that is not included in the above table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2008, we did not guarantee obligations for any related party, other than our majority-owned subsidiaries. There are no debt obligations of related parties to us or of us to related parties, for which we have responsibility, excluded from our balance sheet. We hold a minority interest in two entities, and in the future may be asked to guarantee certain of their obligations, consistent with our interest in such entities, and on a joint and several basis with other parties to the entities. There are no family relationships (by blood, marriage or adoption, not more remote than first cousin) between any director, executive officer or nominee for director or executive officer of the Company.

See “Corporate Governance–Compensation Committee Interlocks and Insider Participation” for information regarding transactions between the Company and certain directors who served on the GNC Committee during 2008.

The Board of Directors adopted a statement of policy for the review, approval or ratification of transactions with related persons in February 2007. The policy applies to any transaction that the Company would be required to publicly disclose by the rules of the Securities and Exchange Commission as a transaction with a related person, including any transaction (1) in which the Company or a subsidiary is a party, (2) the amount involved exceeds $120,000 and (3) a director or executive officer of the Company, any nominee for director or any stockholder owning greater than 5% of the Company’s equity securities, or any member of the immediate family of such person, is a party. Compensation of a director or executive officer approved by the Board or the GNC Committee is excluded from this definition, as are ordinary course advances and reimbursements, and transactions in which the related person’s interest only arises from the person’s position as a director of another entity that is a party to the transaction or the ownership by such person (with all other related persons) of less than 10% of the equity of the other entity involved and, if such entity is a partnership, no related person is the general partner of such partnership. Transactions subject to the policy must be approved or ratified by the Board of Directors, with any director who is a related person in relation to the transaction abstaining (although such director may be counted as present at the meeting for purposes of determining a quorum). The Board may delegate consideration of a transaction to the GNC Committee or other standing committee of at least three members (with any committee member who is a related person excusing himself or herself from the matter). Under the policy, the material facts of the related person’s interest must be disclosed to the Board or Committee considering the matter. In approving or ratifying any transaction, the Board or Committee considering the matter must determine that the transaction is fair and reasonable to the Company. The considering body is not required to seek a fairness opinion or other third party support or advice regarding the fairness of the transaction, but may do so in its discretion. If the transaction requires approval of stockholders under applicable law or rules of the NYSE, the matter also shall be subject to required stockholder approval.

COMMITTEE REPORTS

Governance, Nominating & Compensation Committee Report

The GNC Committee is responsible for overseeing the development of executive compensation policies that support the Company’s strategic business objectives and values. The GNC Committee has oversight responsibility in establishing compensation levels for executive officers, setting guidelines for company-wide compensation and employee benefit policies and administering our bonus plans and stock incentive plans. The Company’s objectives in compensation for executive officers and key employees are to attract and retain talented and experienced people who will contribute to the long-term success of the Company, to inspire executive officers to work as a team to pursue our goals and to align executive officers’ interests to those of the Company, by providing for bonuses tied to Company performance, and to stockholders, by providing stock options and restricted stock awards as a portion of compensation. The GNC Committee monitors general market conditions, changes in regulations and tax laws and other developments that may, from time to time, require modification of the executive compensation program to ensure the program is properly structured to achieve its objectives.

In making compensation determinations, the GNC Committee evaluates a number of factors throughout each year, including the Company’s performance relative to our annual objectives, our performance relative to changes in the industry and each executive officer’s contribution to our performance during the year. The GNC Committee does not apply any particular formula or assign any particular weight to any factors it considers in determining an executive’s compensation. Instead, the committee considers all of these factors together and makes a subjective determination with respect to executive compensation. The annual base salary, bonus, restricted shares and stock option awards paid or awarded to our Chief Executive Officer, Chief Financial Officer and our other three most highly compensated executive officers for 2008 are set forth in summary form in the Summary Compensation Table included elsewhere in this proxy statement.

The GNC Committee operates under a revised charter that was adopted by the Board of Directors in February 2007. The GNC Committee met eight times during 2008 with the Company’s management, as part of its role in providing oversight of executive compensation, governance and nominating matters.

During 2008, the GNC Committee consisted of three independent, non-management directors. Mr. Knudson (Chair), Mr. Bates and Mrs. Edwards served for the full year. Each director who served on the GNC Committee during 2008 met the applicable independence requirements of federal securities laws and regulations and the rules of the NYSE applicable for service on a nominating or compensation committee.

In performing its oversight function, the GNC Committee has reviewed and discussed with the Company’s management the Compensation Discussion & Analysis included in this proxy statement. Based on the foregoing review and discussions, the GNC Committee recommended to our Board of Directors the inclusion of the Compensation Discussion & Analysis included in this proxy statement and its incorporation by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2008.

The GNC Committee:

Thomas C. Knudson (Chair)

Thomas R. Bates, Jr.

Julie H. Edwards

Audit Committee Report

The Audit Committee operates under a revised charter that was adopted by the Board of Directors in February 2009. The Audit Committee met 13 times during 2008, 11 of which included the Company’s financial management and our independent registered public accounting firm, KPMG LLP, as part of its role in providing oversight to the financial reporting process and internal control structure. From time to time at the Audit Committee’s request, KPMG LLP met with the Audit Committee, without NATCO management representatives present, to discuss the results of their examinations and the quality of the Company’s reporting.

During 2008, the Audit Committee consisted of three independent directors, Mr. Allan, Mrs. Edwards and Mr. Hickox, each of whom met the applicable independence requirements of federal securities laws and regulations and the rules of the NYSE. Mrs. Edwards serves as the Chair of the Audit Committee and as the “audit committee financial expert.”

In performing its oversight function, the Audit Committee has reviewed and discussed with the Company’s management and independent public accountants the audited financial statements for the year ended December 31, 2008 and unaudited quarterly operating results prior to their issuance. In addition, the Audit Committee discussed with KPMG LLP matters required by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communication with the Audit Committee concerning independence, and has discussed KPMG LLP’s independence with KPMG LLP. The Audit Committee also reviewed and discussed with our management and with KPMG LLP such other matters and received such assurances from these parties that they deemed appropriate. Based on the foregoing review and discussions, the Audit Committee recommended to our Board of Directors the inclusion of our audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

The Audit Committee has adopted a policy to pre-approve all audit and non-audit services of the Company’s independent registered public accounting firm. These may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chair authority to pre-approve engagements of our independent registered public accounting firm or other accountants to perform audit or non-audit services in amounts of up to $100,000 per engagement, subject to her subsequently reporting to the committee as to any engagement she approves. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. None of the services provided by the independent registered public accounting firm under the categories Audit-Related, Tax Services and All Other Fees, below, were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in Rule 2-01(c) of Regulation S-X.

The Audit Committee also considered whether the provision of the non-audit services listed below is compatible with maintaining the independence of KPMG LLP. The Audit Committee determined that such services were compatible with KPMG LLP’s independence.

The Company incurred total fees by KPMG for the integrated audits attributable to the years ended December 31, 2007 and 2008 of approximately $1,580,000 and $1,760,564, respectively. As part of its oversight process, the Audit Committee reviews actual cost to the Company for the integrated audit annually, prior to approving fees for the upcoming audit.

The following table identifies fees billed in 2007 and 2008 for services rendered by KPMG LLP:

	2007	2008
Audit Fees (1)	$1,682,533	$1,753,094
Audit Related Fees (2)	$—	$58,000
Tax Fees (3)	$56,344	$135,840
All Other Fees (4)	$115,672	$340,133

Total	$1,854,549	$2,287,066

(1)	Because some services related to the integrated audit will be performed and paid in the following fiscal year, the fees billed in a given year vary from the total fees incurred in an annual integrated audit.

(2)	Audit Related Fees for 2008 relate to the audit of the Company’s 401(k) plan.
(3)	Tax Fees related primarily to tax compliance and consultation work in the US, UK and Canada.
(4)	All Other Fees related to compliance matters.

The Audit Committee:

Julie H. Edwards (Chair)

Keith K. Allan

George K. Hickox, Jr.

MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

The Securities Exchange Act of 1934 requires our executive officers and directors, among others, to file certain beneficial ownership reports with the Securities and Exchange Commission. During 2008, Knut Eriksen had one late filing related to shares acquired through his 401(k) account and John Clarke, Patrick McCarthy and each of our independent directors had one late filing related to restricted stock grants.

Delivery of Proxy Materials to Stockholders Sharing an Address

As permitted by the Securities Exchange Act, only one copy of the annual report and proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified NATCO of their desire to receive multiple copies of these materials. NATCO will promptly deliver without charge, upon oral or written request, a separate copy of the annual report and proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies may be made by calling (713) 849-7500 or by writing to NATCO Group Inc., 11210 Equity Drive, Houston, TX 77041, Attention: Corporate Secretary. A stockholder may also use the same contact information to request (1) a notification to the Company that a separate annual report, proxy statement or notice of internet availability of proxy materials in the future or (2) that a single copy of such materials be delivered to a shared address.

Stockholder Proposals for the 2010 Annual Meeting

Proposals Included in the Proxy Statement

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2010 Annual Meeting of Stockholders, the proposal must be received by our Corporate Secretary, NATCO Group Inc., 11210 Equity Drive, Houston, Texas 77041 by November 27, 2009. The written notice must be accompanied by specific information regarding the proposal and the interest of the stockholder. If the stockholder does not comply with the requirements as set forth in applicable SEC rules and regulations, the chair of the next annual meeting may declare the proposal not properly brought before the meeting.

Proposals Not Included in the Proxy Statement

Under our Bylaws, and as permitted by the rules of the SEC, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that director nominations or an item of business to be introduced at an annual meeting of stockholders must be submitted in to the Corporate Secretary, NATCO Group Inc., 11210 Equity Drive, Houston, Texas 77041:

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if the annual meeting will be held within 30 days before or after the anniversary of the prior year’s meeting, prior to 90 days before the first anniversary of the mailing date of the preceding year’s proxy statement and after 120 days before the mailing date of the preceding year’s proxy statement; or

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if the annual meeting will not be held within 30 days before or after the anniversary of the prior year’s meeting, no later than the latter of (i) 60 days prior to the date of such annual meeting or (ii) five (5) business days after the date on which public announcement of the meeting date was first made.

Our annual meeting of stockholders is generally held in May. Assuming that our 2010 Annual Meeting is held on schedule, our Corporate Secretary must receive notice of your intention to introduce a nomination or other items of business at that meeting between November 27, 2009 and December 27, 2009.

The notice for the nomination of a director must include the following information:

•	For the nominating shareholder and any stockholder associated person:

•	name and address as they appear on the Company’s books;

•	class and number of shares of the Company that are held of record or are beneficially owned by such persons;

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any derivative positions held or beneficially held by such persons and whether and the extent to which any hedging or other similar transaction or series of understandings (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to, or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such persons with respect to any share of stock of the Company, and the proposing stockholder’s investment strategy or objective; and

•	For each person nominated for election as a director:

•	name, age, business address and, if known, residential address;

•	principal occupation or employment for the past five years;

•	number of shares of capital stock of the Company beneficially owned by such person and the earliest date of acquisition of any such capital stock;

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a description of any arrangement or understanding between such person and the nominating stockholder or any stockholder associated person of such nominating stockholder with respect to such person’s proposal for nomination and election as a director and actions to be proposed or taken by such person if elected a director;

•	written consent of such person to serve as a director if nominated and elected as a director; and

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all such other information regarding such nominee as would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were to be solicited for the election as a director of such nominee.

The notice for all other proposed items of business must include:

•	a brief description of the proposal;

•	the reasons for bringing the proposal before the annual meeting;

•	the name and address as they appear on the Company’s books of the proposing stockholder and any stockholder associated person;

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any derivative positions held or beneficially held by the proposing stockholder and any stockholder associated person of such proposing stockholder and whether and the extent to which any hedging or other similar transaction or series of understandings (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to, or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the proposing stockholder or any stockholder associated person of such proposing stockholder, with respect to any share of stock of the Company;

•	the proposing stockholder’s investment strategy or objective; and

•	any material interest of the proposing stockholder or any stockholder associated person of such proposing stockholder in the proposal.

The chair of the annual meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in our bylaws and described above.

If, in the reasonable judgment of the chair of the annual meeting, the stockholder does not comply with the requirements of our bylaws, the chair of the annual meeting may declare the nomination defective and it will be disregarded.

The stockholder also must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, with respect to stockholder proposals. A copy of our bylaws may be obtained upon written request to the Corporate Secretary indicated above.

Other Matters

Please vote by telephone or over the Internet, or fill in, sign and date the proxy card and return it in the accompanying prepaid envelope. If you attend the annual meeting and wish to vote your shares in person, you may do so. Your prompt attention to this matter is greatly appreciated.

Katherine P. Ellis

Senior Vice President, Corporate Secretary & General Counsel

March 27, 2009

APPENDIX A

NATCO GROUP INC.

2009 LONG-TERM INCENTIVE COMPENSATION PLAN

1	PURPOSE OF THE PLAN

The purpose of the NATCO GROUP INC. 2009 Long-Term Incentive Compensation Plan (the “Plan”), is to provide a means through which NATCO Group Inc., a Delaware corporation (the “Company`”) and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, Bonus Stock Awards or any combination of the foregoing, as is best suited to the circumstances of the particular Employee, Consultant or Director, as provided in this Plan.

2	DEFINITIONS

The following definitions shall be applicable throughout the Plan:

“Affiliate” means any corporation, partnership, limited liability company, partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

“Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Phantom Stock Award or Bonus Stock Award.

“Board” means the Board of Directors of the Company.

“Bonus Stock Award” means an Award granted under Paragraph 11.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Committee” means a committee of the Board that is selected as provided in Paragraph 4.1.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 12.

“Company” means NATCO Group Inc., a Delaware corporation.

“Consultant” means any person who is not an Employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

“Corporate Change” shall have the meaning assigned to such term in Paragraph 12.3.

“Director” means an individual who is elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

“Employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.

“Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Common Stock reported by (i) the National Market System or NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and is consistent with Section 409A of the Code.

“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Option” means an Award granted under Paragraph 7 and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

“Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

“Participant” means an Employee, Consultant or Director who has been granted an Award.

“Performance Award” means an Award granted under Paragraph 9.

“Performance Award Agreement” means a written agreement between the Company and a Participant with respect to Performance Awards.

“Phantom Stock Award” means an Award granted under Paragraph 10.

“Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

“Plan” means the NATCO Group Inc. 2009 Long-Term Incentive Compensation Plan, as amended from time to time.

“Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

“Restricted Stock Award” means an Award granted under Paragraph 8.

“Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

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“SAR Agreement” means a written agreement between the Company and a Participant with respect to a SAR.

“Stock Appreciation Right” or “SAR” means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor

3	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective upon its adoption by the Board of Directors, provided that it is approved by the Company’s stockholders within 12 months after its adoption. No Awards may be granted under the Plan prior to its approval by the stockholders of the Company. If this Plan is not so approved by the stockholders, then no Awards shall be granted under the Plan. No Awards may be granted under the Plan after 10 years from the date this Plan is adopted by the Board of Directors. The Plan shall remain in effect until all Options granted under the Plan have been satisfied or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Phantom Stock Awards and Bonus Stock Awards have been satisfied or expired.

4	ADMINISTRATION

4.1    Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in Section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3).

4.2    Powers. Subject to the express provisions of the Plan, the Committee shall have the sole authority, in its discretion, to determine which Employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option, Restricted Stock Award and Bonus Stock Award, the number of shares subject to or the value of each Performance Award, and the value of each Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees, Consultants and Directors, their present and potential contributions to the Company’s success and such other factors as the Committee in its sole discretion shall deem relevant.

4.3    Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, such powers shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on these matters shall be conclusive.

4.4    Delegation of Authority by the Committee. Notwithstanding any provision of the Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not subject to section 16 of the 1934 Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

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5	SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

5.1    Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph 12 with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 650,000 shares (the “Authorized Shares”). In addition, the aggregate maximum number of shares that may be issued under the Plan through Restricted Stock Awards and Performance Awards shall not exceed 325,000 and the aggregate maximum number of shares of common Stock that may be issued under the Plan through Incentive Stock Options shall not exceed 650,000. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award or (ii) to the extent an Award denominated in shares of Common Stock is settled in cash. To the extent that an Award expires, lapses, is forfeited or cancelled, or the rights of its holder otherwise terminate without the issuance of unrestricted shares of Common Stock and, with respect to Awards denominated in shares of Common Stock, without being settled in cash, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. In addition, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to (a) Awards denominated in shares of Common Stock granted to any one individual in any calendar year of the Plan may not exceed 150,000 (subject to adjustment in the same manner as provided in Paragraph 12 with respect to shares of Common Stock subject to Options then outstanding), and (b) the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $5,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The limitations set forth in the preceding sentences shall be applied in a manner that will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

5.2    Grant of Awards. The Committee may from time to time grant Awards to one or more Employees, Consultants or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

5.3    Stock Offered. Subject to the limitations set forth in Paragraph 5.1, the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares of the Company’s Common Stock to be issued pursuant to any Award may be represented by physical stock certificates or may be uncertificated. Notwithstanding references in the Plan to certificates, the Company may deliver uncertificated shares of Common Stock in connection with any Restricted Stock Award or stock settlement of any other form of Award.

6	ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are Employees, Consultants or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, a Bonus Stock Award or any combination thereof.

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7	STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

7.1    Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

7.2    Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

7.3    Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

7.4    Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under Section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment (by retirement, death, disability or otherwise), (ii) the consulting or advisory relationship or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option exercise price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa); provided, that the Committee shall retain final authority to determine whether a Participant shall be permitted to make, or to approve, an election by a Participant to receive cash in full or partial settlement of Stock Appreciation Rights. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Each Option Agreement shall include vesting requirements pursuant to which vesting shall occur no more rapidly than ratable vesting over a three year period from the date of the grant, subject to Committee discretion to accelerate vesting in the event or death, disability, retirement or Corporate Change. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable); provided, however, that, except as provided in Paragraph 12, the Committee may not, without approval of the stockholders of the

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Company, amend any outstanding Option Agreement or SAR Agreement to lower the option price (or cancel and replace any outstanding Option Agreement or SAR Agreement with Option Agreements or SAR Agreement having a lower exercise price).

7.5    Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph 12, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

7.6    Shareholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.

7.7    Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become Employees, Consultants or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

7.8    Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with Option as provided in Paragraph 7.4. A Stock Appreciation Right may also be granted independent of an Option and shall be exercisable as determined by the Committee and set forth in the SAR Agreement, which SAR Agreement shall also state the number of shares of Common Stock subject to the SAR, the time or time periods in which the right to exercise the SAR or portion thereof shall vest (which shall comply with the requirements for vesting periods of Options as specified above), and the date at which the SAR shall expire (which shall be no later than 10 years from the date of grant).

8	RESTRICTED STOCK AWARDS

8.1    Forfeiture Restrictions To Be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on stockholders’ equity achieved by the Company, (12) the total stockholders’ return achieved by the Company, (13) return on capital employed, (14) return on assets or (15) an arithmetically weighted combination of any of the foregoing; (ii) the Participant’s continued employment with the Company or any of its Affiliates or continued service as a Consultant or Director for a specified period of time; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or

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more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof. Regardless of whether the applicable criteria for restrictions to lapse have been met, Forfeiture Restrictions based on performance measures may not lapse prior to the expiration of one year from the date of award and Forfeiture Restrictions based on tenure may not lapse prior to the expiration of three years from the date of award. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee, and may, if approved by the Committee, provide for Forfeiture Restrictions to lapse upon occurrence of a Corporate Change.

8.2    Other Terms and Conditions. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate or uncertificated shares of Common Stock until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the Common Stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award and, if so provided in the Restricted Stock Agreement, any Common Stock subject to such Award; and (v) the applicable Restricted Stock Agreement shall contain any additional provisions with respect to the payment of any dividend with respect to Common Stock subject to a Restricted Stock Award directly to the Participant, and each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares or, if receipt of such dividends is subject to expiration of Forfeiture Restrictions under the applicable Restricted Stock Award Agreement, no later than the fifteenth day of the third month following the end of the calendar year in which such Forfeiture Restrictions expired. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

8.3    Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

8.4    Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award in the case of a Participant’s death, disability, retirement or involuntary separation without cause or in the case of a Corporate Change and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Paragraph 8.4 may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Paragraph 8.4, except in connection with a Corporate Change or the Participant’s death or disability, the Committee may not take any action described in this Paragraph 8.4 with respect to a Restricted Stock Award that has been granted to a “covered employee” (within the meaning of Treasury Regulation Section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

8.5    Restricted Stock Agreements. At the time any Award is made under this Paragraph 8, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant and

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the restriction set forth in the last sentence of Paragraph 8.4, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of this Plan.

9	PERFORMANCE AWARDS

9.1    Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, the number of share of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

9.2    Performance Measures. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company of any Affiliate, division, or department thereof during the performance period. The Committee shall establish the performance measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on stockholders’ equity achieved by the Company, (12) the total stockholders’ return achieved by the Company, (13) return on capital employed, (14) return on assets or (15) an arithmetically weighted combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures.

9.3    Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate in its sole discretion. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period.

9.4    Payment. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee, and as further provided in the applicable Performance Award agreement. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date. Regardless of whether the applicable criteria for Performance Awards to be paid have been met, Performance Awards may not be paid in shares of Common Stock prior to the expiration of one year from the date of award, subject to the Committee’s discretion to accelerate vesting in connection with a Corporate Change or the Participant’s death or disability.

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9.5    Termination of Award. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee.

9.6    Performance Award Agreements. At the time any Award is made under this Paragraph 9, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.

10	PHANTOM STOCK AWARDS

10.1    Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option.

10.2    Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

10.3    Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

10.4    Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee, and as further provided in the applicable Phantom Stock Award Agreement. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee, and as further provided in the applicable Phantom Stock Award Agreement. Regardless of whether the applicable criteria for Phantom Stock Awards to be paid have been met, Phantom Stock Awards that are subject to performance-based vesting requirements may not be paid in shares of Common Stock prior to the expiration of one year from the date of the award and with respect to any Phantom Stock Award subject solely to tenure-based vesting requirements, such Phantom Stock Award may not be paid in shares of Common Stock unless the vesting schedule under such award provides for vesting to occur no more rapidly than ratable vesting over a three year period from the date of the award, subject to the Committee’s discretion to accelerate vesting in connection with a Corporate Change or the Participant’s death, disability or retirement.

10.5    Termination of Award. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director of the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

10.6    Phantom Stock Award Agreements. At the time any Award is made under this Paragraph 10, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

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11	BONUS STOCK AWARDS

Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards need not be subject to performance criteria or objectives or to forfeiture. Bonus Stock Awards may be granted by the Committee in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Awards of Bonus Stock shall be subject to such other terms and conditions as shall be determined by the Committee.

12	RECAPITALIZATION OR REORGANIZATION

12.1    No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its or any Affiliate’s assets or business or any other corporate act or proceeding.

12.2    Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

12.3    Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock or other property covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award and the purchase price of shares of Common Stock or other consideration subject to such Award shall be adjusted in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to in this Plan as a “Corporate Change”), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution of such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect

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one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Options and any SARs held by any individual Participant: (1) accelerate the time at which Options and/or SARs then outstanding may be exercised so that such Options and/or SARs may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and/or SARs and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options and/or SARs held by such Participants (irrespective of whether such Options and/or SARs are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and/or SARs and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Paragraph 12.4 (the “Change of Control Value”) of the shares subject to such Option and/or SAR over the exercise price(s) under such Option and/or SARs for such shares, or (3) make such adjustments to Options and/or SARs then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options and/or SARs then outstanding), including, without limitation, adjusting an Option and/or SAR to provide that the number and class of shares of Common Stock covered by such Option and/or SAR shall be adjusted so that such Option and/or SAR shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion, and/or adjusting an Incentive Stock Option in a manner that causes such Option to no longer qualify as an Incentive Stock Option.

12.4    Change of Control Value. For the purposes of clause (2) in Paragraph 12.3, the “Change in Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which Options and/or SARs being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options and/or SARs. In the event that the consideration offered to stockholders of the Company in any transaction described in this Paragraph 12.4 or Paragraph 12.3 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

12.5    Other Changes in Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph 12, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and purchase price of shares of Common Stock or other consideration subject to such Award, in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, the aggregate number of shares available under the Plan and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, except as otherwise provided by the Committee, upon the occurrence of a Corporate Change that qualifies as a “change in effective ownership or control” of the Company within the meaning of Section 409A of the Code, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Performance Awards and Phantom Stock Awards as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Performance Awards and Phantom Stock Awards and the Company shall pay (or cause to be paid) to each

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Participant an amount of cash equal to the maximum value of such Performance Award or Phantom Stock Award which, in the event the applicable performance or vesting period set forth in such Performance Award or Phantom Stock Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.

12.6    Stockholder Action. Any adjustment provided for in the above subparagraphs of this Paragraph 11 shall be subject to any required stockholder action.

12.7    No Adjustments Unless Otherwise Provided. Except as expressly provided elsewhere in this Plan, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

13	AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant; and provided, further, that the Board may not, without approval of the stockholders of the Company, (i) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, (ii) amend or delete the final sentence of Paragraph 7.4, (iii) amend the Plan to make a material modification of the eligibility requirements for participation in the Plan or materially increase the benefits accrued to participants under the Plan, or (iv) amend or delete provisions of the Plan to allow acceleration or waiver of applicable Forfeiture Restrictions or vesting provisions required pursuant to the Plan, except in the case of death, disability, retirement or Corporate Change.

14	MISCELLANEOUS

14.1    No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award or a right to a Phantom Stock Award, a right to a Bonus Stock Award or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

14.2    No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

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14.3    Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant (in cash, Common Stock, other securities, Common Stock that would otherwise be issued pursuant to such Awards, other Awards or other property) any taxes required by law to be withheld or paid and to require any payments required to enable it to satisfy its withholding and employment tax obligations.

14.4    No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

14.5    Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph 7.3) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to an qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder or (iii) with the consent of the Committee.

14.6    Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the 1934 Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the 1934 Act.

14.7    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee of the Company or an Affiliate, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or Employee of the Company or an Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

14.8    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

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The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.
	Please mark your votes as indicated in this example	☒

					FOR	AGAINST	ABSTAIN

1.   Proposal to elect two Class II members of the Board of Directors to hold office for three-year terms expiring at the annual meeting of the stockholders in 2012, and until their respective successors have been duly elected and qualified.

				2. To ratify the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2009.	☐	☐	☐
	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS	3. To approve the NATCO Group Inc. 2009 Long-Term Incentive Compensation Plan.	☐	☐	☐
Nominees: 01 Keith K. Allan	☐	☐	☐	4. In their discretion the proxies are authorized to vote upon such other business as may properly come before this meeting.
02 George K. Hickox, Jr.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

Mark Here for Address Change or Comments ☐ SEE REVERSE

Signature	Signature	Date	, 2009
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲    FOLD AND DETACH HERE    ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

INTERNET
http://www.proxyvoting.com/ntg
NATCO Group Inc.	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders

The Proxy Statement and the 2008 Annual Report to Stockholders are available at:

https://www.natcogroup.com/proxy09

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NATCO Group Inc.

11210 Equity Drive

Houston, TX 77041

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Katherine P. Ellis and C. Andrew Smith, and each of them, with full power of substitution to vote the shares of NATCO Group Inc. Common Stock which the undersigned may be entitled to vote, and with all power the undersigned would possess, if personally present at the annual meeting of stockholders of NATCO Group Inc. to be held at the offices of the Company, 11210 Equity Drive, Houston, Texas on the 19th day of May 2009, at 10:00 a.m. local time, or any reconvened meeting after an adjournment thereof.

Please mark this proxy as indicated on the reverse side to vote on any item. If you do not specify a choice on this proxy, the proxy will be voted FOR the nominees for director named in the proxy statement, FOR the ratification of the appointment of the independent registered public accounting firm for the Company named in the proxy statement and FOR the approval of the NATCO Group Inc. 2009 Long-Term Incentive Compensation Plan. If any other matter should be presented properly, this proxy will be voted in accordance with the discretion of the persons named above.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲    FOLD AND DETACH HERE    ▲

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for NATCO Group Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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